                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[X]  Preliminary  Proxy Statement           [  ]  CONFIDENTIAL, FOR USE OF THE
                                                  COMMISSION ONLY (AS PERMITTED
                                                   BY RULE 14-A-6 (E) (2))
[  ]  Definitive  Proxy Statement
[  ]  Definitive  Additional  Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                    United Payors & United Providers, Inc.
        --------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

    ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
--------------------------------------------------
[  ]  No fee required
[X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11


     1)   Title of each class of securities to which transaction applies:
          --------------------------------------------------------------
          United Payors & United Providers, Inc. common stock, $ .01 par value, and options to purchase United Payors & United Providers, Inc. common stock.

     2)   Aggregate number of securities to which transaction applies:
          -----------------------------------------------------------
          19,053,781 shares of common stock, plus an aggregate of 2,259,500 options and warrants to purchase shares of common stock.

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                             ---------------------------------
          $27.00 for each share of common stock outstanding and the difference between $27.00 and the exercise price for each outstanding option and warrant.

     4)   Proposed maximum aggregate value of transaction:   $552,458,254
          ------------------------------------------------

     5)   Total fee paid:   $110,500
          ---------------

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -----------------------

     2)  Form, Schedule or Registration Statement No.:
         ---------------------------------------------

     3)  Filing Party:
         -------------

     4)  Date Filed:
         -----------

Dear Stockholder:

     We are pleased to inform you of a special meeting of the stockholders of United Payors & United Providers, Inc. (UP&UP) to be held on ____________, 2000 at 10:00 a.m. EST. The meeting will be conducted at UP&UP's corporate headquarters at 2275 Research Boulevard, Sixth Floor, Rockville, Maryland 20850.

     The Board of Directors of UP&UP, taking into consideration the best interests of the stockholders, has unanimously approved an agreement and plan of merger with BCE Emergis Inc. The Board of Directors of UP&UP recommends that you vote for the proposed merger. Your approval of the merger will result in BCE Emergis paying UP&UP stockholders $27.00 in cash for each share of UP&UP common stock they own. It is not necessary for you to attend this special meeting; however, it is important that UP&UP receive your vote on the proposed merger.

     The merger agreement and the reasons for the merger, as well as other important information for you to consider in deciding how to vote, are described in the attached proxy statement.

     As indicated, it is important that your shares be voted at the special meeting, regardless of whether you plan to attend in person. If you fail to vote, it will have the same effect as a vote against approval of the merger. To assure that your shares are represented in voting on this important matter, please sign, date, complete and return the enclosed proxy promptly in the enclosed postage-prepaid envelope whether or not you plan to attend the special meeting. If you are a stockholder of record and do attend, your may, if you wish, revoke your proxy and vote your shares in person at the special meeting.

     We enthusiastically support the merger and join with the other members of our Board of Directors in recommending that you vote in favor of the merger.

                                    Sincerely,


                                    /s/ Thomas L. Blair
                                    -----------------------------------------
                                    Thomas L. Blair
                                    Chairman and Co-Chief Executive Officer


                                    /s/ Edward S. Civera
                                    -----------------------------------------
                                    Edward S. Civera
                                    Co-Chief Executive Officer and President

                     United Payors & United Providers, Inc.
                      2275 Research Boulevard, Sixth Floor
                           Rockville, Maryland 20850

                   -----------------------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON ___________, 2000
                   -----------------------------------------


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of United Payors & United Providers, Inc. will be held at its corporate headquarters, 2275 Research Boulevard, Sixth Floor, Rockville, Maryland 20850 at 10:00 a.m., Eastern Time, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger among BCE Emergis Inc., Jetco Inc., United Payors & United Providers, Inc. and Thomas L. Blair, dated as of February 4, 2000, a copy of which is attached as Appendix A to the accompanying proxy statement, pursuant to which Jetco will merge with and into United Payors & United Providers, and each share of common stock of United Payors & United Providers, par value $.01 per share, (other than certain shares owned by United Payors & United Providers, BCE Emergis Inc. or their respective subsidiaries, which would be canceled, and other than shares properly dissenting from the merger) will be converted into the right to receive $27.00 in cash, without interest, all on and subject to the terms and conditions contained in the merger agreement.

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement.

     Only stockholders of record at the close of business on [March 1], 2000 will be entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. United Payors & United Providers stockholders can vote their shares by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the enclosed pre-addressed, postage pre-paid envelope.

     United Payors & United Providers stockholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of common stock under applicable provisions of Delaware law. In order to perfect dissenters' rights, stockholders must give written demand for appraisal of their shares before the taking of the vote on the merger at the special meeting and must not vote in favor of the merger. A copy of the applicable Delaware statutory provisions is included as Appendix C to the accompanying proxy statement and a summary of the provisions can be found under "You Have Appraisal Rights in the Merger."

     In the event that there are not sufficient votes to approve the proposed merger at the time of the special meeting, the special meeting may be adjourned in order to permit further solicitation by United Payors & United Providers.

                              By Order of the Board of Directors



                              Joseph M. Mott
                              Corporate Secretary

Rockville, Maryland
______________, 2000


     THE UP&UP BOARD HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF UP&UP AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT UP&UP STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the merger agreement. Whether or not you plan to attend the meeting, we urge you to please complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed, postage pre-paid envelope as promptly as possible.

            Please do not send your stock certificates at this time.

                    UNITED PAYORS & UNITED PROVIDERS, INC.
                     2275 Research Boulevard, Sixth Floor
                           Rockville, Maryland 20850

                                PROXY STATEMENT

        Special Meeting of Stockholders To Be Held _____________, 2000

--------------------------------------------------------------------------------

                               SUMMARY TERM SHEET

          This summary term sheet does not contain all of the information that is important to you. You should carefully read the entire proxy statement to fully understand the merger. The merger agreement is attached as Appendix A to this proxy statement. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

Proposed Acquisition

  . Stockholder Vote. You are being asked to vote to approve a merger transaction whereby United Payors & United Providers, Inc. will be acquired by BCE Emergis Inc.

  . Price for Your Stock. As a result of the merger, you will receive $27.00 in cash, without interest, for each of your shares of UP&UP common stock.

  . The Acquiror. BCE Emergis is a Canadian corporation and is among the leading electronic commerce providers in North America. BCE Emergis is controlled by BCE Inc., Canada's largest communications company.

  . Availability of Funds. BCE Emergis has received commitments from BCE Inc., which expire December 31, 2000, to provide up to Cdn$800 million, approximately $554 million, to fund the acquisition of UP&UP.

UP&UP Stock Price

  Shares of UP&UP are quoted on the Nasdaq National Market System under the symbol "UPUP". On February 4, 2000, which was the last trading day before we announced the merger, UP&UP common stock closed at $20.50 per share. The average closing price of UP&UP common stock on the 20 trading days immediately preceding the announcement of the merger was $18.16 per share.

Unanimous Board Recommendation

  UP&UP's Board of Directors has unanimously approved the merger and recommends that UP&UP stockholders vote to approve the merger.

Fairness Opinion

  J.P. Morgan Securities, Inc. has delivered to the UP&UP Board of Directors its opinion that, as of February 3, 2000, the $27.00 in cash per share merger consideration was fair to the holders of UP&UP common stock from a financial point of view.

Mailing of Proxy Statement

          This proxy statement is first being sent to you on ____________, 2000.

The Special Meeting of Stockholders

  . Place, Date and Time. The special meeting will be held at UP&UP's corporate headquarters, 2275 Research Boulevard, Sixth Floor, Rockville, Maryland 20850, on _____________, 2000, at 10:00 a.m., Eastern Time.

  . What Vote is Required for Approval of the Merger. The merger requires the approval of the holders of a majority of the outstanding shares of UP&UP common stock. The failure to vote or a broker non-vote has the same effect as a vote against the merger.

  . Who Can Vote at the Meeting. You can vote at the special meeting all of the shares of UP&UP common stock you own of record as of [March 1], 2000, which is the record date for the special meeting. If you own shares which are registered in someone else's name, for example, a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. As of [March 1], 2000, there were [19,053,781] shares of UP&UP common stock outstanding, held by ______ stockholders of record.

  . Procedure for Voting. You can vote your shares by attending the special meeting and voting in person or by mailing the enclosed proxy card. You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of UP&UP in writing or deliver a later dated proxy, before your common stock has been voted at the special meeting, or attend the meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Appraisal Rights

          Delaware law provides you with dissenters' appraisal rights in the merger. This means that if you are not satisfied with the amount you are receiving in the merger, you are legally entitled to have the value of your shares independently determined and to receive payment based on that valuation. To exercise your dissenters' rights, you must deliver a written objection to the merger to UP&UP at or before the special meeting and you must not vote in favor of the merger. Your failure to exactly follow the procedures specified under Delaware law will result in the loss of your dissenters' rights.

Federal Income Tax Consequences

          The merger will be a taxable transaction to you. For United States federal income tax purposes, your receipt of cash in exchange for your shares of UP&UP common stock generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the merger and your tax basis in your shares of UP&UP common stock. You should consult your own tax advisor for a full understanding of the merger's tax consequences that are particular to you.

When Will the Merger Be Completed

          We are working to complete the merger as soon as possible. We anticipate completing the merger in the second quarter of 2000, subject to receipt of stockholder approval and satisfaction of other requirements, including the conditions described immediately below.

Conditions to Completing the Merger

          The completion of the merger depends on a number of conditions being met. In addition to the parties complying with the merger agreement, these conditions, unless waived, include:

  .  approval of the merger and the merger agreement by UP&UP stockholders;

  . satisfaction of the notification and waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act;

  . divestiture of the federal savings bank owned by UP&UP in order for the acquisition by BCE Emergis to satisfy United States banking laws;

     - In order to facilitate the merger, Thomas L. Blair, Chairman of the Board, Co-Chief Executive Officer and a principal stockholder of UP&UP, who already is deemed to be a controlling person of the bank, has agreed to purchase the bank for $8.4 million, or a greater amount equal to the bank's book value, and has filed a notification seeking banking regulatory approval for that purchase.

  . exercise of dissenters' appraisal rights by the holders of less than 15% of UP&UP outstanding shares of common stock;

  . the remaining in force of the employment and consulting agreements with senior executives of UP&UP required by the merger agreement; and

  .  the absence of a material adverse effect pertaining to UP&UP.

Interests of Directors and Officers in the Merger that Differ From Your
Interests

          Some of UP&UP's directors and officers have interests in the merger that are different from, or are in addition to, their interests as stockholders in UP&UP. The members of UP&UP's Board of Directors knew about these additional interests, and considered them, when they approved the merger agreement. These interests include the following:

  . as previously mentioned, in order to facilitate the merger, the agreement by Mr. Blair to purchase the bank from UP&UP;

  . in order to facilitate the merger, the agreement by Mr. Blair that BCE Emergis can withhold $10 million of the merger consideration otherwise payable to him for his ownership interest in UP&UP, to support various representations and warranties, future employment commitments and BCE Emergis' business plan for UP&UP;

  . the agreement of BCE Emergis to loan Mr. Blair $8 million at 7% interest for one year, which is secured by the $10 million withheld from Mr. Blair's merger consideration;

  . the acceleration of the vesting of options to purchase an anticipated 718,375 shares of common stock under the terms of UP&UP's stock option plan;

  . the requirement that senior executive officers of UP&UP enter into employment or consulting agreements with BCE Emergis, which, among other things, waive any severance benefits provided those executives under existing employment contracts, and, in the case of Mr. Civera, provide for a signing bonus of $1.75 million when the contract takes effect upon completion of the merger;

  . as part of the agreements with the senior executives of UP&UP, the receipt of options to purchase shares of BCE Emergis;

  . provisions in the merger agreement regarding directors' and officers' indemnification and insurance; and

  . the agreement by Mr. Blair to subscribe for $5 million of BCE Emergis common stock at the time of the first underwritten public offering of BCE Emergis common shares in the United States.

Voting Agreement

          Thomas L. Blair, Chairman of the Board and Co-Chief Executive Officer of UP&UP, and other officers and consultants, and their affiliates, and another significant stockholder have committed to BCE Emergis to vote a total of 5.7 million shares of common stock, 30.0% of outstanding common stock, in favor of the merger. In addition, all of UP&UP's directors and officers, as a group, may be deemed to beneficially own 10.9 million shares of common stock currently outstanding, or 54.8% of outstanding shares, which includes a significant portion of the shares committed to be voted for the merger. In addition, Messrs. Blair and Civera, under certain circumstances, could be required by BCE Emergis to purchase 2.9 million shares of UP&UP common stock, representing collectively 14.7% of outstanding common stock on a diluted basis, which they have the right to purchase, and to vote, those shares in favor of the merger.

The Merger

  . Procedure for Receiving Merger Consideration. BCE Emergis has appointed American Stock Transfer & Trust Company as paying agent, to coordinate the payment of the cash merger consideration following the merger. The paying agent will send you written instructions for surrendering your certificates and obtaining the cash merger consideration after we have completed the merger.

  . Terminating the Merger Agreement. UP&UP and BCE Emergis can agree at any time to terminate the merger agreement without completing the merger, even if the stockholders of UP&UP have approved it. Also, either of UP&UP and BCE Emergis can decide, without the consent of the other, to terminate the agreement if:

     - UP&UP's stockholders do not approve the merger and the merger agreement;

     - a required regulatory approval is denied or a governmental authority blocks the merger;

     - the merger is not completed by August 31, 2000; or

     - the other party commits a material breach of a representation, warranty or covenant.

     In addition, BCE Emergis can decide to terminate the merger agreement without UP&UP's consent if:

     - the UP&UP Board withholds, withdraws, modifies or changes its approval of the merger in a manner adverse to BCE Emergis;

     - the UP&UP Board recommends a superior proposal to the stockholders of UP&UP;

     - the UP&UP Board does not reaffirm its recommendation in favor or approval of the merger and the merger agreement within five days of BCE Emergis' written request for reaffirmation;

     - UP&UP breaches the no solicitation or transactions provision in the merger agreement; or

     - the UP&UP Board does not recommend against acceptance of a tender or exchange offer for 20% or more of the outstanding shares of UP&UP stock.

  . Termination Fees. UP&UP is required to pay BCE Emergis a termination fee of $22 million, in the following circumstances:

     if BCE Emergis terminates the merger agreement because:

     - the UP&UP Board withheld, withdrew, modified or changed its approval of the merger in a manner adverse to BCE Emergis;

     - the UP&UP Board recommended a superior proposal to the stockholders of UP&UP;

     - the UP&UP Board did not reaffirm its recommendation in favor of approval of the merger and the merger agreement within five days of BCE Emergis' written request for reaffirmation;

     - UP&UP breached the no solicitation of transactions provision in the merger agreement; or

     - the UP&UP Board did not recommend against acceptance of a tender or exchange offer for 20% or more of the outstanding shares of stock of UP&UP; or

     if UP&UP or BCE Emergis terminates the merger and the UP&UP stockholders vote against the merger and:

     - prior to the stockholder vote against the merger and the merger agreement, an acquisition proposal is made; and

     - on or prior to the one year anniversary of the termination, UP&UP or any of its subsidiaries enters into an agreement or letter of intent with respect to any acquisition proposal or consummates any transaction pursuant to an acquisition proposal.

Contact Information

          If you have any questions regarding the merger or any other matters discussed in this proxy statement, please contact:

       Joseph M. Mott, Esq.
       Corporate Secretary
       United Payors & United Providers, Inc.
       2275 Research Boulevard, Sixth Floor
       Rockville, Maryland  20850
       (301) 548-1000 (Telephone)

                               TABLE OF CONTENTS



                                                                          Page
                                                                          ----

SUMMARY TERM SHEET.......................................................   1

TABLE OF CONTENTS........................................................   6

QUESTIONS AND ANSWERS ABOUT THE MERGER...................................   8

SELECTED CONSOLIDATED FINANCIAL DATA.....................................  10

MARKET PRICE OF UP&UP COMMON STOCK.......................................  11

THE SPECIAL MEETING OF UP&UP STOCKHOLDERS................................  12
  Place, Date, Time and Purpose..........................................  12
  Who Can Vote at the Special Meeting....................................  12
  Attending the Meeting..................................................  12
  Vote Required..........................................................  12
  Voting by Proxy........................................................  13

THE PARTIES TO THE MERGER................................................  14

THE MERGER...............................................................  15
  BACKGROUND AND REASONS FOR THE MERGER..................................  15
  OPINION OF UP&UP'S FINANCIAL ADVISOR...................................  19
     Discounted Cash Flow Analysis.......................................  21
     Selected Public Trading Multiples...................................  21
     Comparable Transaction Analysis.....................................  24
  CERTAIN ASPECTS OF THE MERGER..........................................  27
     The Merger..........................................................  27
     Conversion of UP&UP Shares..........................................  27
     Payment for UP&UP Shares............................................  27
     Source and Amount of Funds..........................................  28
     Commitments Made by Thomas L. Blair to Facilitate the Merger........  28
     Interests of UP&UP's Directors and Officers in the Merger
        that Differ from Your Interests..................................  29
     When Will the Merger be Completed...................................  33
     Procedures for Exchanging Your Stock Certificates...................  33
     Certain Federal Income Tax Consequences.............................  34
  THE MERGER AGREEMENT...................................................  34
     Conversion of UP&UP Shares..........................................  35
     Payment for UP&UP Shares............................................  35
     Representations and Warranties of UP&UP and Thomas L. Blair.........  35
     Representations and Warranties of BCE Emergis and Jetco.............  37
     Conduct of Business Prior to the Closing............................  38
     No Solicitation Provision...........................................  40
     Mutual Covenants of BCE Emergis and UP&UP...........................  41
     Conditions to Closing...............................................  43
     Additional Conditions to Closing....................................  43
     Termination and Termination Fees....................................  44
     Expenses............................................................  45

YOU HAVE APPRAISAL RIGHTS IN THE MERGER..................................  46

BENEFICIAL OWNERSHIP OF
  MANAGEMENT AND PRINCIPAL STOCKHOLDERS..................................  49

FORWARD-LOOKING STATEMENTS...............................................  50

WHERE YOU CAN FIND MORE INFORMATION......................................  50

STOCKHOLDER PROPOSALS....................................................  50


APPENDIX A  AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 4, 2000, BY AND
            AMONG BCE EMERGIS INC., JETCO INC., UNITED PAYORS & UNITED PROVIDERS, INC. AND THOMAS L. BLAIR

APPENDIX B  FAIRNESS OPINION OF J.P. MORGAN SECURITIES, INC.

APPENDIX C  SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     The following questions and answers are intended to address briefly some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as a stockholder of UP&UP. Please refer to the more detailed information contained elsewhere in this proxy statement and its appendices.

     1. If the merger is completed, what will I receive for my UP&UP common stock?

     You will receive $27.00 in cash for each share of UP&UP common stock you own.

     2.   Who is entitled to vote at the special meeting?

     Holders of record of UP&UP common stock as of the close of business on [March 1], 2000 are entitled to vote at the special meeting. Each stockholder has one vote for each share of UP&UP common stock he or she owns.

     3.   What vote is required for UP&UP stockholders to approve the merger?

     In order for the merger to be approved, holders of a majority of the outstanding UP&UP common stock must vote "FOR" the merger. If your shares are not voted, it has the same effect as a vote "AGAINST" the merger.

     4.   What do I need to do now?

     After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible by filling out, signing and returning the enclosed proxy card. Your voting materials include detailed information on how to vote.

     5. If my shares are held in "street name" by my broker, will my broker vote my shares for me?

     No. Your broker can vote your shares only if you provide instructions to him or her on how to vote. You should instruct your broker on how to vote your shares, using the instructions provided by your broker. If your shares are not voted, it has the same effect as a vote "AGAINST" the merger.

     6.   Can I change my vote after I have mailed my proxy card?

     Yes. You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying the Corporate Secretary of UP&UP in writing or by submitting a new proxy dated after the date of the proxy being revoked. In addition, your proxy will be revoked by attending the special meeting and voting in person. However, simply attending the special meeting will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote.

     7.   Do I need to attend the UP&UP special meeting in person?

     No. It is not necessary for you to attend the special meeting in order to vote your shares, although you are welcome to attend.

     8.   Will I have appraisal rights as a result of the merger?

     Yes. If you wish to exercise your appraisal rights, you must follow the requirements of Delaware law. A summary describing the requirements you must follow in order to exercise your appraisal rights is described in "You Have Appraisal Rights in the Merger" in this proxy statement.

     9. When will holders of UP&UP common stock receive the merger consideration?

     The merger is expected to be completed promptly following the special meeting of the UP&UP stockholders. However, it is possible that delays could require that the merger be completed at a later time. Following the merger, you will receive instructions on how to receive your cash payment in exchange for your shares of UP&UP common stock. You must return your UP&UP stock certificates as described in the instructions. You will receive your cash payment as soon as practicable after American Stock Transfer & Trust Company receives your UP&UP stock certificate.

     10.  Should I send in my UP&UP stock certificates now?

     No. After the merger is completed, American Stock Transfer & Trust Company, as paying agent, will send you written instructions for exchanging your UP&UP stock certificates.

     11.  Will I owe taxes as a result of the merger?

     The cash you receive in the merger in exchange for your shares of UP&UP common stock and any cash you may receive from exercising your appraisal rights will be subject to United States federal income tax and also may be taxed under applicable state, local and foreign tax laws. In general, you will recognize gain or loss equal to the difference between (a) the amount of cash you receive and (b) your tax basis in your shares of UP&UP common stock. We recommend that you read the section entitled "The Merger--Certain Aspects of the Merger-- Certain Federal Income Tax Consequences" in this proxy statement for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor regarding the specific tax consequences of the merger applicable to you.

     12.  Who can help answer my questions?

     If you have more questions about the merger after reading this proxy statement, you should contact:
          Joseph M. Mott, Esq.
          Corporate Secretary
          United Payors & United Providers, Inc.
          2275 Research Boulevard, Sixth Floor
          Rockville, Maryland 20850
          (301) 548-1000

                     UNITED PAYORS & UNITED PROVIDERS, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
               (Dollars in thousands, except per share data)/(1)/

   UP&UP is providing the following information to aid your analysis of the financial aspects of the merger. The following selected consolidated financial data as of and for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 have been derived from the audited financial statements of UP&UP.


                                                                             Years Ended December 31,
                                                                 ------------------------------------------------
                                                                 1995       1996       1997       1998       1999
                                                                 ----       ----       ----       ----       ----
Statement of Operations Data
Revenue:
   Provider network.............................              $   877    $31,259   $ 41,195   $ 57,952   $ 83,494
   Utilization management services..............                   --      4,190     19,833     20,497     24,284
                                                              -------    -------   --------   --------   --------
         Total revenue..........................                  877     35,449     61,028     78,449    107,778
                                                              -------    -------   --------   --------   --------
Operating expenses:
   Direct contract expenses.....................                2,238     15,295     29,173     33,524     51,030
   General and administrative...................                  334      2,783      6,221      8,365     10,168
   Depreciation and amortization................                  114        538      1,695      4,028      4,357
                                                              -------    -------   --------   --------   --------
         Total operating expenses...............                2,686     18,616     37,089     45,917     65,555
                                                              -------    -------   --------   --------   --------
Operating income (loss).........................               (1,809)    16,833     23,939     32,532     42,223
Other income, net...............................                  699        971      1,426        729        741
Banking operations, net (2).....................                   --         --         --         --         46
                                                              -------    -------   --------   --------   --------
      Income (loss) before income taxes.........               (1,110)    17,804     25,365     33,261     43,010
Income taxes....................................                  399     (7,158)   (10,388)   (13,682)   (17,091)
                                                              -------    -------   --------   --------   --------
Net income (loss)...............................              $  (711)   $10,646   $ 14,977   $ 19,579   $ 25,919
                                                              =======    =======   ========   ========   ========

Net income (loss) per share - basic.............              $ (0.08)   $  0.70    $  0.87   $   1.15   $   1.40
                                                              =======    =======   ========   ========   ========
Weighted average common shares - basic..........                8,800     15,189     17,239     17,065     18,491
                                                              =======    =======   ========   ========   ========

Net income (loss) per share - diluted...........              $ (0.08)   $  0.70    $  0.86    $  1.09   $   1.35
                                                              =======    =======   ========   ========   ========
Weighed average common shares - diluted.........                8,800     15,193     17,486     17,981     19,253
                                                              =======    =======   ========   ========   ========


                                                                                 At December 31,
                                                               ------------------------------------------------
                                                               1995       1996       1997       1998       1999
                                                               ----       ----       ----       ----       ----

Balance Sheet Data
Healthcare Services
   Working capital.................................           $ 3,384    $28,113   $ 24,513   $ 27,147   $ 45,477
   Total assets....................................            12,763     53,248     82,515    115,945    174,009
   Long-term debt, including current portion.......                65        655     15,241     22,064     17,500
   Notes payable to shareholder....................             3,700         --         --         --         --


Financial Services (2)
    Cash and cash equivalents..........................................................................  $  9,698
    Receivables........................................................................................    17,362
    Total assets........................................................................................   35,695
    Total deposits......................................................................................   25,199
    Total stockholders' equity (3).............               $ 5,296    $45,176   $ 58,297   $ 78,458   $ 24,305


----------------------

(1) All periods presented reflect the effect of the three-for-two stock split in the form of a stock dividend paid on May 4, 1998.
(2) The bank was acquired on August 31, 1999. UP&UP is required to divest the bank as a condition to the merger.
(3)  The bank's stockholders' equity was $8.4 million as of December 31, 1999.

                      MARKET PRICE OF UP&UP COMMON STOCK

   UP&UP common stock is quoted on the National Market System of the Nasdaq Stock Market under the symbol "UPUP." The following table sets forth, for the periods indicated, the high and low market prices per share for UP&UP common stock as reported on the Nasdaq National Market System.


                                                   ----------------
                                                    High       Low
                                                   ------     -----
        1998
            First Quarter........................  $22.67    $11.50
            Second Quarter.......................   24.38     19.00
            Third Quarter........................   29.75     14.00
            Fourth Quarter.......................   29.63     14.25

        1999
            First Quarter........................   29.25     20.00
            Second Quarter.......................   23.25     16.38
            Third Quarter........................   24.25     16.69
            Fourth Quarter.......................   19.00     13.75

        2000
            First Quarter (through _____, 2000)..

     The closing market price per share of UP&UP common stock on February 4, 2000, which was the last full trading day immediately preceding the public announcement of the proposed merger, was $20.50. On ________, 2000, which is the latest practicable date prior to the printing of this proxy statement, the closing price for UP&UP common stock was $_____.

     As of _______________, 2000, there were [19,053,781] shares of UP&UP common stock outstanding, held by approximately ____ stockholders of record of UP&UP common stock. This number does not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms.

     UP&UP has never paid any cash dividends on its common stock.

                   THE SPECIAL MEETING OF UP&UP STOCKHOLDERS

Place, Date, Time and Purpose

     The special meeting will be held at UP&UP's corporate headquarters, 2275 Research Boulevard, Sixth Floor, Rockville, Maryland 20850, on ____________, 2000 at 10:00 a.m., Eastern Time. The purpose of the special meeting is to consider and vote on the proposal to approve and adopt the merger agreement.

     THE UP&UP BOARD HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF UP&UP AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT UP&UP STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Who Can Vote at the Special Meeting

     The holders of record of UP&UP common stock as of the close of business on [March 1], 2000, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, there were [19,053,781] shares of UP&UP common stock outstanding held by __________ stockholders of record.

Attending the Meeting

     If you are a beneficial owner of UP&UP common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of UP&UP common stock held in street name in person at the meeting, you will have to obtain a written proxy or authorization in your name from the broker, bank or other nominee who holds your shares.

Vote Required

     The approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote. Each share of common stock is entitled to one vote. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote "AGAINST" the merger. Abstentions and broker non-votes also will have the same effect as a vote against the merger. Your broker or nominee does not have the right to vote your shares of UP&UP common stock. You must instruct your broker on how to vote in order for your shares to be voted. It is important that you instruct your broker or nominee on how to vote your shares of UP&UP common stock in order for your shares to be represented at the special meeting.

     The holders of a majority of the outstanding shares of UP&UP common stock as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum and any adjournment of the special meeting, unless the holder is present solely to object to the special meeting. However, if a new record date is set for an adjourned meeting, then a new quorum will have to be established.

     Thomas L. Blair, Chairman of the Board and Co-Chief Executive Officer of UP&UP, and other officers and consultants, and their affiliates, and another significant stockholder have committed to BCE Emergis to vote a total of 5.7 million shares of common stock, approximately 30.0% of outstanding common stock, in favor of the merger. Further, the Independent Divestment Trust is required to vote the 4,500,000 shares of UP&UP common stock it holds in the same proportion as other stockholders vote their shares. In addition, Mr. Blair and Edward S. Civera, Co-Chief Executive Officer and President of UP&UP, have entered into an agreement with BCE Emergis which, in the case of Mr. Blair, could require him to purchase 2,250,000 shares of UP&UP common stock, 11.8% of outstanding common stock, he is obligated to purchase from Independent Divestment Trust and, in the case of Mr. Civera, could require him to exercise options he holds to purchase 640,625 shares of UP&UP common stock, 3.3% of outstanding common stock (on a diluted basis). In each case, Messrs. Blair and Civera would be required to vote shares they hold in favor of the merger. These arrangements are explained in greater detail under "The Merger--Interests of UP&UP's Directors and Officers in the Merger that Differ from Your Interests."

     Neither BCE Emergis nor any of its directors and executive officers or affiliates owned any shares of UP&UP common stock.

Voting by Proxy

     This proxy statement is being sent to you on behalf of the Board of Directors of UP&UP for the purpose of requesting that you allow your shares of UP&UP common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of UP&UP common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by UP&UP's Board of Directors. The Board recommends a vote "FOR" approval of the merger agreement.

     If any matters not described in this proxy statement are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies.
However, no proxy voted against the proposal to approve the merger will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the merger. UP&UP does not know of any other matters to be presented at the meeting.

     You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of UP&UP in writing or deliver a later dated proxy, before your common stock has been voted at the special meeting or attend the meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

     If your UP&UP common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement.

     UP&UP will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of UP&UP may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. UP&UP will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. UP&UP has retained D.F. King to assist in soliciting proxies for a fee of $6,500 plus reimbursable expenses.

                           THE PARTIES TO THE MERGER

     United Payors & United Providers, Inc.   UP&UP has developed a network of
providers offering nationwide access to discounted health care services for payors of health care services who contract with it. UP&UP's provider network consists of over 2,900 hospitals, 14,000 ancillary medical facilities and 150,000 physicians located in all 50 states and the District of Columbia.
During 1999, approximately $3 billion of medical claims were processed utilizing UP&UP's provider network and other local and regional networks accessed through UP&UP. UP&UP common stock is quoted on the Nasdaq National Market System under the symbol "UPUP." In addition, UP&UP offers a broad array of utilization review and case management services through its subsidiary, National Health Services, Inc. UP&UP's principal executive offices are located at 2275 Research Boulevard, Sixth Floor, Rockville, MD 20850, and its telephone number is (301) 548-1000.

     BCE Emergis Inc. BCE Emergis is a Canadian corporation that delivers network-centric Internet commerce business solutions that improve customer processes through the exchange of secure transactions. Combining Internet commerce services, network infrastructure, security services, and payment solutions through industry vertical applications, BCE Emergis offers a full suite of core technologies that are the essential building blocks for electronic commerce. BCE Emergis generates revenues from charging fees for its electronic commerce services and payment solutions, which fees are primarily monthly charges and transaction-based charges. BCE Inc. is the principal stockholder of BCE Emergis, currently holding approximately 64.8% of the outstanding common shares of BCE Emergis. The BCE Emergis common shares are listed on The Toronto Stock Exchange under the symbol "IFM". At the close of trading on February 15, 2000, BCE Emergis had a market capitalization of approximately Cdn$14.5 billion, $10.0 billion, excluding the sale of common shares to BCE Inc. referred to under "The Merger - Certain Aspects of the Merger -Source and Amount of Funds". BCE Emergis' principal executive offices are located at 1155 Rene-Levesque Boulevard West, Suite 2200, Montreal, Quebec, Canada H3B 4T3, and its telephone number is (514) 868-2200.

     Jetco Inc. Jetco is a wholly owned subsidiary of BCE Emergis formed solely for the purpose of engaging in the merger. Pursuant to the terms of the merger agreement, at the effective time, Jetco will be merged with and into UP&UP, with UP&UP as the surviving corporation.

                                   THE MERGER

     The discussion of the merger in this proxy statement is qualified by reference to the merger agreement, which is attached to this proxy statement as Appendix A. You should read the entire merger agreement carefully.

BACKGROUND AND REASONS FOR THE MERGER

     In July 1999, UP&UP discussed with various investment banking firms an engagement to identify strategic alternatives and acquisition and merger partners for UP&UP. After interviewing various firms and evaluating their capabilities to assist it, UP&UP selected J.P. Morgan as its financial advisor. The nature of J.P. Morgan's engagement was to consider the potential to reposition the public market perception of UP&UP as a financial transactions and/or technology business and to be UP&UP's exclusive representative in merger and acquisition activities. The management and Board of Directors of UP&UP did not believe that UP&UP was being properly recognized by the investment community. In addition, the relatively low price to earnings multiple for UP&UP's stock was a hindrance to acquisitions by UP&UP. UP&UP and J.P. Morgan agreed that UP&UP was being characterized by the investment community as a managed care/health care company. UP&UP and J.P. Morgan believed the more appropriate view of UP&UP was as a financial transaction business related to medical claims which uses technology to interface with its payor clients. J.P. Morgan advised management that a repositioning of UP&UP with new technology or financial transaction analysts and a new shareholder base had the potential to improve the investment community's response to UP&UP's earnings performance. J.P. Morgan also advised management that the process to accomplish such a repositioning could take a substantial period of time and involved substantial uncertainty to its success. In light of these considerations, UP&UP management determined that an acquisition or merger likely would be a better way to accomplish an enhancement of shareholder value.

     At the direction of UP&UP, J.P. Morgan contacted several companies in the financial transactions/technology business that had expressed a strategic interest in the health care/insurance sector. UP&UP management did not prepare a briefing book on UP&UP and no formal selling process was initiated by J.P. Morgan at this time. Rather, UP&UP relied upon J.P. Morgan's discussions with third parties and those third parties' review of public information about UP&UP.

     After several discussions with a number of candidates, J.P. Morgan identified two companies that were interested in UP&UP and the United States health care/insurance sector. These two companies are identified hereafter as "Company A"and BCE Emergis. Company A visited UP&UP's headquarters in October 1999 and held various strategic discussions with management during the October/November, 1999 time frame. During this period, UP&UP also evaluated the strategic fit of its operations into Company A. UP&UP management advised Company A that it could not enter into serious merger discussions unless an enterprise value was placed on UP&UP and Company A had performed sufficient due diligence to assure UP&UP management that merger discussions were serious and definitive.

     Company A performed due diligence in December, 1999 and into January, 2000. To facilitate this process, UP&UP signed a confidentiality arrangement with Company A and provided Company A with detailed operational and financial information concerning UP&UP's business. In January, 2000, Company A sent to UP&UP a draft merger agreement that provided for the conversion of UP&UP shares into $27.50 of Company A shares, to be valued at the date of the merger (using a 20-day trading average). The transaction was contingent upon continued due diligence of UP&UP's operations by Company A and "pooling of interest" accounting treatment for the merger transaction. J.P. Morgan held various conversations with Company A on the enterprise value of UP&UP.

     Concurrent with the discussions with Company A, BCE Emergis held similar strategic discussions with UP&UP management at its headquarters and at BCE Emergis' headquarters in Montreal, Canada. UP&UP would not enter into definitive discussions with BCE Emergis until an appropriate value was placed on UP&UP's business and a certain level of due diligence was performed by BCE Emergis to ensure that its acquisition of UP&UP was a viable business strategy.

     In January, 2000, BCE Emergis wrote a letter to Thomas L. Blair, Chairman of UP&UP, outlining the structure and value of a proposed transaction. In response to this letter, UP&UP management and J.P. Morgan negotiated with BCE Emergis on value considerations and BCE Emergis agreed to a cash price of $27.00 per share, subject to due diligence. The Company provided BCE Emergis (after signing a confidentiality agreement) with financial and operating data on UP&UP's business equivalent to that furnished to Company A. During January and early February, 2000, BCE Emergis completed due diligence on UP&UP's operations.

     Concurrent with these merger discussions, UP&UP scheduled a series of meetings with its Board of Directors to apprise them of the merger discussions with Company A and BCE Emergis. These Board of Directors communications were made first by individual telephone conversations and one meeting with representatives of Capital Z Partners, Inc. in New York. Capital Z Partners is the ultimate general partner of funds having a significant investment in UP&UP and which have two representatives, Messrs. Gluckstern and Warren, on UP&UP's Board. UP&UP then scheduled a series of Board of Directors meetings.

     On January 10, 2000, UP&UP held a Board of Directors meeting at which the Board members received a detailed briefing on the developments regarding Company A and BCE Emergis. The briefing included a presentation by J.P. Morgan on each prospective merger candidate and their respective proposals. The Board members reviewed each proposed deal, evaluated management's presentation and considered the following factors:

     . that J.P. Morgan had solicited offers from several other possible acquirors to determine their interest in an acquisition of UP&UP;

     . information with respect to the financial condition, results of operations, cash flow and business prospects of UP&UP;

     .    strategic alternatives;

     .    the value of each offer;

     .    UP&UP's stock price and historical trading ranges;

     . the differences in the two proposed transactions, particularly the stock-for-stock transactions nature of the Company A offer and the cash transaction nature of the BCE Emergis offer;

     . complexities associated with pooling of interests accounting, specifically the risks of an offer conditioned upon receiving pooling of interest accounting treatment;

     . the impact of Company A's proposal on UP&UP's clients and the future profitability of its core business;

     . information with respect to the financial condition, results of operations, cash flow, business and prospects of Company A;

     .    the ability of BCE Emergis to fund the purchase;

     .    the federal income tax aspects of both transactions;

     . the probabilities for the consummation of each of the proposed transactions and the time required to consummate;

     . the complexities associated with obtaining regulatory approval; specifically from the Office of Thrift Supervision, or OTS, as a result of UP&UP's ownership of a federally chartered thrift; and

     . the volatility and risk associated with Company A's proposed stock-for-stock merger after the transaction was completed as possibly impacting UP&UP stockholders wishing to sell the Company A shares they would receive in the merger for cash.

     In summary, the Board of Directors concluded at the January 10th meeting that management should proceed with the merger discussions with both Company A and BCE Emergis and that consideration should be given to both the value and probability of consummation of each of the transactions. The Board wanted management to be in a position to have the merger discussions finalized, including completion of due diligence, so that both offers could be fully evaluated and compared. UP&UP management continued to hold merger discussions with Company A and BCE Emergis. These merger discussions included the following: (1) deal structure, (2) merger agreement provisions, (3) transaction timing, (4) pooling issues, (5) strategy regarding obtaining OTS approval relating to UP&UP's ownership of a federally chartered thrift, and (6) the completion of due diligence by each company.

     A Special Meeting of the Board of Directors was held on January 18, 2000, at which management updated the Board on both proposed merger transactions.
Also at that meeting, the Board received a report from J.P. Morgan in draft form that evaluated the offer prices being proposed against several benchmarks, including the following:

     .   the current market price of UP&UP's common stock and recent trading ranges;
     . the historical premiums for all merger deals, friendly merger deals, stock merger deals and merger transactions ranging in value between $200 million and $1 billion;
     . the discounted cash flow values for UP&UP under various operating scenarios;
     . the trading values of health care and health care services sector companies; and
     .   the trading values for electronic commerce companies.

     After an extensive discussion by the Board, management and the Board recommended that merger discussions be continued with both parties with the aim of obtaining final offers and proposed agreement documents having as few contingencies as possible. Thus, both merger discussions continued. The individual Board members were briefed on the status of each proposed transaction by Mr. Blair and/or Mr. Civera on February 1, 2000. These briefings covered developments on each transaction, the status of merger discussions and risks associated with consummating each merger. At this time, a Special Board Meeting was called for February 3, 2000.

     At the February 3, 2000 Special Board Meeting, Messrs. Blair and Civera reported that they had offers in final form from both parties and discussed each proposed merger transaction with the Board. At this meeting, J.P. Morgan delivered its oral fairness opinion concerning both proposed merger transactions. However, J.P. Morgan informed the Board that the BCE Emergis transaction had an advantage over Company A's proposal, taking into consideration the certainty of a cash merger offer as opposed to a stock-for-stock transaction and the higher probability of consummation of the BCE Emergis merger, particularly within a reasonable time frame. The Board particularly considered the J.P. Morgan analysis, the opinion of J.P. Morgan that as of February 3, 2000 the consideration to be received by stockholders of UP&UP pursuant to the merger agreements was fair to UP&UP stockholders from a financial point of view and the terms of the proposed merger agreements for both transactions, including the provisions regarding the ability to consider superior proposals and termination fees.

     Based on the totality of information presented and the consideration given by the Board at all of the meetings pertaining to the proposed merger agreements, the Board determined that it was advisable, fair and in the best interests of UP&UP stockholders to accept the BCE Emergis proposal. The Board authorized Messrs. Blair and Civera to sign the merger agreement with BCE Emergis assuming that management received adequate documentation from BCE Emergis' parent company, BCE Inc., that it would unconditionally provide the funds necessary to finance the cash merger.

     On Friday, February 4, 2000, all open business items were resolved between UP&UP and BCE Emergis and adequate documentation was received by UP&UP management concerning the financing of the merger by BCE Inc. The merger agreement was signed on Friday, February 4, 2000 at approximately 9:00 p.m.

     This discussion of the information and factors considered by the UP&UP Board is not intended to be exhaustive, but identifies material factors considered by the Board. In view of the wide variety of factors considered in connection with the evaluation and determination to approve and recommend the merger agreement with BCE Emergis, the UP&UP Board found it impracticable and did not quantify or otherwise attempt to assign any relative or specific weights to the factors considered, and individual directors may have weighted factors differently.

     The UP&UP Board considers that the merger is in the best interests of the UP&UP stockholders. The UP&UP Board unanimously recommends that UP&UP stockholders vote "FOR" approval and adoption of the merger agreement with BCE Emergis.

OPINION OF UP&UP'S FINANCIAL ADVISOR

     Pursuant to an engagement letter dated July 22, 1999, UP&UP retained J.P. Morgan to act as the sole financial advisor with respect to a possible acquisition, merger, consolidation or other business combination of UP&UP. In addition, pursuant to an engagement letter dated February 3, 2000, UP&UP retained J.P. Morgan to deliver a fairness opinion in connection with any proposed acquisition. At the meeting of UP&UP's Board of Directors on February 3, 2000, J.P. Morgan rendered its oral opinion to the Board, which was subsequently confirmed in writing, that, as of that date and based upon and subject to the various considerations set forth in the opinion, the consideration to be paid to stockholders in the proposed merger was fair, from a financial point of view, to UP&UP's stockholders. UP&UP's Board of Directors did not limit J.P. Morgan in any way in the investigations it made or the procedures it followed in giving its opinion.

     We have attached as Appendix B to this document the full text of J.P. Morgan's written opinion dated February 4, 2000. This opinion sets forth the assumptions made, matters considered and limits on the review undertaken. We incorporate J.P. Morgan's opinion into this document by reference. UP&UP's stockholders are urged to read the opinion in its entirety. J.P. Morgan addressed its opinion to UP&UP's Board of Directors. The opinion addresses only the consideration to be paid in the transaction and is not a recommendation to any UP&UP stockholder as to how that stockholder should vote at UP&UP's special meeting.

     In arriving at its opinion, J.P. Morgan reviewed:

     .    the merger agreement;

     . certain publicly available information concerning the business of UP&UP, BCE Emergis and BCE Inc. and of other companies engaged in businesses comparable to those of UP&UP and BCE Emergis, and the reported market prices for other companies' securities deemed comparable;

     . publicly available terms of certain transactions involving companies comparable to UP&UP and the consideration received for such companies;

     .    current and historical market prices of UP&UP common stock;

     . the audited financial statements of UP&UP for the fiscal year ended December 31, 1998, and the unaudited financial statements of UP&UP for the period ended September 30, 1999;

     . certain agreements with respect to outstanding indebtedness or obligations of UP&UP;

     . certain internal financial analyses and forecasts prepared by UP&UP and its management;

     . the terms of other business combinations that J.P. Morgan deemed relevant; and

     .    financing commitment letters from BCE Inc.

     J.P. Morgan also held discussions with certain members of the management of UP&UP and BCE Emergis regarding numerous aspects of the transaction, the past and current business operations of UP&UP, the financial condition and future prospects and operations of UP&UP, the effects of the transaction on the financial condition and future prospects of UP&UP, and other matters that J.P. Morgan believed necessary or appropriate to its inquiry. In addition, J.P. Morgan reviewed other financial studies and analyses and considered other information that it considered appropriate for the purposes of its opinion.

     J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by UP&UP or otherwise reviewed by J.P. Morgan. J.P. Morgan is not responsible or liable for that information or its accuracy. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to it, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of UP&UP to which those analyses or forecasts relate. J.P. Morgan has also assumed that the transaction will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of UP&UP, and that the parties will complete the transaction and other transactions contemplated by the transaction agreement as described in that agreement. J.P. Morgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel.

     The projections furnished to J.P. Morgan for UP&UP were prepared by the management of UP&UP. UP&UP does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the transaction, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of J.P. Morgan, including, but not limited to, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in the projections.

     As is customary in the rendering of fairness opinions, J.P. Morgan based its opinion on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of its opinion. Subsequent developments may affect J.P. Morgan's opinion, and J.P. Morgan does not have any obligation to update, revise or reaffirm its opinion.

     In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that J.P. Morgan utilized in providing its opinion. We have presented some of the summaries of financial analyses in tabular format. In order to understand the financial analyses used by J.P. Morgan more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of J.P. Morgan's financial analyses.

Discounted Cash Flow Analysis

     J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for UP&UP's common stock. J.P. Morgan calculated the unlevered free cash flows that UP&UP is expected to generate during fiscal years 2000 through 2004 based upon:

     . An optimistic scenario, based on financial projections prepared by the management of UP&UP, and adjusted in accordance with discussions between the management of UP&UP and J.P. Morgan, for the years 2000 and 2001, indicating 25 percent revenue growth, which was assumed to remain at 25 percent through 2004. J.P. Morgan also calculated a range of terminal asset values of UP&UP at the end of the 5-year period ending 2004 by applying a perpetual growth rate of 7.5 percent of the unlevered free cash flow of UP&UP during the final year of the 5-year period. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 11.0 percent to 13.0 percent, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of UP&UP. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted for UP&UP's estimated 1999 fiscal year-end excess cash, option exercise proceeds and total debt. Based on the adjusted management projections and discount rates of 11.0 percent to 13.0 percent, the discounted cash flow analysis indicated a range of equity values of between $36 and $48 per share of UP&UP's Common Stock.

     . A sensitivity scenario, based on financial projections prepared by the management of UP&UP for the years 2000 and 2001, indicating 25 percent revenue growth, which was scaled down thereafter, to 15 percent in 2002 and 10 percent in 2003 to 2004. This reflects more moderate growth in revenues and lower operating margins through 2004. Other assumptions include a terminal EBITDA multiple between 6x and 8x, and a terminal value growth rate of 5.0 percent, which were applied to the methodology described above. This scenario implied an equity value per share of $23 to $30.

Selected Public Trading Multiples

     Using publicly available information, J.P. Morgan compared selected financial data of UP&UP with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be reasonably comparable to UP&UP. The purpose of this analysis was to provide information regarding the fairness of the proposed transaction consideration based upon a comparison of specific financial information of UP&UP with several companies that may be considered somewhat comparable to UP&UP. However, UP&UP's operations are substantially distinct from all of these companies. In particular, J.P. Morgan analyzed two universes of companies:

     . United States HMO companies, which have typically been used by the Wall Street research analysts and equity investors as benchmarks in determining the equity value of UP&UP. These companies were:

          -    Cigna
          -    Coventry
          -    Firsthealth
          -    Foundation
          -    Humana
          -    Maxicare
          -    Mid-Atlantic
          -    Sierra
          -    Trigon
          -    United Health

     These HMO companies suggest a value range for UP&UP of $17 to $22 per share.

     . Transaction processing companies, which include some electronic processing companies, whose businesses are considered by J.P. Morgan to be reasonably comparable to that of UP&UP, both operationally and in terms of financial metrics such as growth and margins. These companies were:

          -    Automatic Data Processing
          -    First Data Corp.
          -    BCE Emergis
          -    Concord EFS
          -    DST Systems
          -    Fiserv Inc.
          -    Nova Corp. Ga
          -    BISYS Group
          -    National Data Corp.
          -    Choicepoint Inc.

     These transaction processing companies support a value range for UP&UP of $18 to $39 per share.

     Although the business model of transaction processing companies is similar to that of UP&UP, there are also meaningful differences between these companies and UP&UP. In addition, J.P. Morgan believes that UP&UP would need a substantial amount of time to reposition its with the analyst and investor communities.

     J.P. Morgan measured publicly available financial performance through the twelve months ended September 30, 1999, as well as financial projections by the equity analysts covering each of the following companies. The following tables present the relevant multiples of the two sets of companies used as comparables:


United States HMO companies
                                              2000E     2001E         2000E PE/        2001E PE/      Long-term
                                              P/E       P/E           long-term        long-term      growth
                                                                       growth           growth
-----------------------------------------------------------------------------------------------------------------------
Cigna                                         11.7x     10.1x             96%              82%          12.3%

Coventry                                       9.6       7.9              64                53          15.0

Firsthealth                                   18.5      16.0             123               107          15.0

Foundation                                     7.7       6.7              51                45          15.0

Humana                                        10.9       8.9              73                59          15.0

Maxicare                                       5.0       4.7              50                47          10.0

Mid-Atlantic                                  13.2      10.7              91                74          14.5

Sierra                                         5.4       4.7              36                31          15.0

Trigon                                        11.8      10.1              79                67          15.0

United Health                                 10.9       8.3              79                60          13.8



Mean                                          10.5x      8.8x             74%               63%         14.1%


Median                                        10.9x      8.6x             76%               60%         15.0%


Transaction processing companies

                                                           Firm value/
                                       ------------------------------------------------
                                          LTM         LTM          LTM           2000E            2000E        2001E      Long-term
                                        revenues      EBIT        EBITDA         EBITDA           P/E          P/E        growth
-----------------------------------------------------------------------------------------------------------------------------------
Automatic Data Processing                5.4x        30.5x         23.9x           17.8x         37.6x         32.6x         15%

First Data Corp.                         4.3         21.3          14.5            11.9          24.4            NA          14

BCE Emergis                             61.5           NM            NM           193.5          29.6          24.9          19

Concord EFS                              8.5           36          31.7            18.4          24.1          18.9          34

DST Systems                              3.5         25.3          14.8            11.0          27.0            NA          20

Fiserv Inc.                              3.3         17.7          13.2            11.7          25.4          21.3          20

Nova Corp. Ga                            1.6         17.2          12.6             9.7          20.5          16.4          27

BISYS Group                              3.3         16.8          13.3            12.5          24.6          20.6          20

National Data Corp.                      1.7         10.2           7.8             6.7          14.4          12.6          20

Choicepoint Inc.                         2.9         16.5          11.0             9.6          22.3          17.7          20



Mean                                     9.6x        21.3x         15.9x           30.3x         25.0x         20.8x         21%



Median                                   3.4x        17.7x         13.3x           11.7x         24.5x         19.8x         20%

     It should be noted that no company utilized in the analysis above is identical to UP&UP. In evaluating HMO and transaction processing companies, J.P. Morgan made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of UP&UP, such as the impact of competition on the business of UP&UP and the industry generally, industry growth and the absence of any material change in the financial condition and prospects of UP&UP or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or the median) is not in itself a meaningful method of using selected company data.

Comparable Transaction Analysis

     In comparing other transactions to the proposed merger, J.P. Morgan reviewed transactions in the HMO sector, which is the market sector which analysts generally treat as applicable to UP&UP, and in the transaction processing sector.

     The HMO transactions examined by J.P. Morgan are shown in the following table:

Announced                                                                     Firm value/
(closed)      Acquiror/target                       Price   Consideration     revenues
---------------------------------------------------------------------------------------------
11/22/99      WellPoint                            $  200       Cash           0.40x
(pending)     Rush Prudential Health Plans

11/18/99      Humana                                   62       Cash             NA
(pending)     Memorial Sisters of Charity

11/4/99       PacifiCare                              118       Cash           0.18
(pending)     Harris Methodist Health Plan

9/14/99       BCBS of Texas                           500       Cash             NA
(pending)     NYLCare Texas operations (Aetna)

7/13/99       Anthem                                  120       Cash           0.27
(pending)     BCBS of Maine

3/13/99       Anthem                                  215       Cash           0.41
(11/18/99)    BCBS of Colorado

1/28/99       Anthem                                  120       Cash             NA
(10/27/99)    BCBS of New Hampshire

1/13/99       Aetna                                   120       Cash           0.80
(10/30/99)    Asistencia Medica Social Argentina

12/10/98      Aetna                                 1,000       Cash           0.14
8/6/99        Prudential

10/14/98      BC/BS of Florida                         95       Cash           0.42
(1/4/99)      Principal Healthcare of Florida

7/7/98        WellPoint                               500       Stock          0.31
(pending)     BCBS of Georgia

6/12/98       United Healthcare                       235       Cash           0.60
(10/15/98)    Health Partners

5/29/98       Sierra Health Services                   52       Cash           0.19
(11/2/98)     HMO Texas L.C. (Kaiser)

3/18/98       Aetna                                 1,050       Cash           0.34
(9/30/98)     NYLCare

11/4/97       Coventry                                375       Stock          0.44
(4/1/98)      Principal Health

Mean                                                                           0.38x

Median                                                                         0.37x

     These HMO transactions would suggest a value of $4 to $5 per share for UP&UP. J.P. Morgan noted that they do not represent direct comparables for UP&UP. There are several meaningful differences between UP&UP's business model and those of the HMOs. For example, UP&UP's operations do not assume insurance risk for the cost of providing medical care, as do those of the HMOs. Further, UP&UP's revenues are derived primarily from fees it receives, and do not include the receipt of insurance type payments that have to cover the costs of medical services provided, as do the HMO revenues.

     The table below shows the transactions in the transaction processing sector compared by J.P. Morgan:


                                                                                     Firm value/
                                                                                 -------------------
                                                                                                     Premium paid
Date                                                             Firm value                          over market
Announced    Acquiror              Target                          ($MM)         EBIT      EBITDA       cap
------------------------------------------------------------------------------------------------------------------
Oct-1999     UICI                  Healthplan Services Corp.      $   218          12.7x      NA         33%

Apr-1999     Healtheon             MedE America                       412         181.6     37.3x        42

Mar-1999     First Data Corp.      Paymentech, Inc.                   708          18.0       NA         70

Dec-1998     Quintiles Transnat'l  Envoy Corp.                      1,791            NA       NA         70

Oct-1998     McKesson Corp.        HBOC Inc.                       14,528          36.6     31.1         17

Sep-1998     DST                   USCS                               875          21.0       NA         44

Jun-1998     Nova Corp.            PMT Services                     1,239          39.4       NA         36

Oct-1997     National Data         Physician Support Systems          218          11.7       NA          4

May-1997     Healthcare Compare    First Health Strategies            200            NA       NA         NA

Mar-1997     HBO & Co.             Enterprise Systems, Inc.           220          33.9     22.2          2

Mar-1997     IDX Systems Corp.     Phamis, Inc.                       124          36.5     20.7         27

Feb-1997     HBO & Co.             Amisis Managed Care Systems        147          26.6     22.9         44

Sep-1996     HBO & Co.             GMIS                               232          35.7     18.5         69

May-1996     HBO & Co.             Cycare Systems, Inc.               259          81.0     36.5         18

Feb-1996     National Data Corp.   CIS Technologies                   116          30.0     13.5         60

Mean                                                                               43.4x    25.4x        33%

Median                                                                             33.9x    22.6x        35%

     These transactions in the transaction processing sector, which include some electronic commerce companies, would suggest a value range for UP&UP of $51 to $66 per share. Although the business model of transaction processing companies is similar in some aspects to that of UP&UP, there are meaningful business model differences as well. In addition, J.P. Morgan observed that UP&UP is typically compared by Wall Street research analysts to companies in the HMO sector and that UP&UP would need a substantial amount of time to reposition itself as a transaction processing company with analysts and investors. Further, there is substantial uncertainty to UP&UP's achieving a successful repositioning.

     It should be noted that the transactions utilized in the analysis above are not identical to the UP&UP transaction.

     Although J.P. Morgan undertook other analyses in connection with the delivery of its opinion, the foregoing is a summary of the material analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. J.P. Morgan believes that one must consider its opinion, this summary and its analyses as a whole. Selecting portions of this summary and these analyses, without considering the analyses as a whole, could create an incomplete view of the processes underlying the analyses and opinion. In arriving at its opinion, J.P. Morgan considered the results of all of the analyses as a whole. No single factor or analysis was determinative of J.P. Morgan's fairness determination. Rather, the totality of the factors considered and analyses performed operated collectively to support its determination. J.P. Morgan based the analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions which impact growth rates, labor costs and price competition and industry-specific factors. This summary sets forth under the description of each analysis the other principal assumptions upon which J.P. Morgan based that analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that either company or combined company might achieve, which values may be higher or lower than those indicated. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, these forecasts and analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Therefore, none of UP&UP, J.P. Morgan or any other person assume responsibility if future results are materially different from those forecasted.

     As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with transactions and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise UP&UP with respect to the transaction on the basis of its experience and familiarity with UP&UP.

     For services rendered in connection with the transaction, UP&UP has agreed to pay J.P. Morgan cash compensation in an amount equal to 0.75% of the aggregate amount of consideration received by UP&UP stockholders, including option and warrant holders, plus the amount of any debt securities or other liabilities assumed, redeemed or remaining outstanding or equity securities redeemed or remaining outstanding in connection with the merger, plus the value of any securities, cash or other assets distributed to stockholders of UP&UP. In addition, pursuant to the terms of the engagement letter dated February 3, 2000, UP&UP agreed to pay J.P. Morgan an additional $500,000 to deliver the written fairness opinion of J.P. Morgan. UP&UP also has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.

     In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of UP&UP for their own accounts or for the accounts of customers and, accordingly, they may hold long and/or short positions in those securities at any given time.

     The full text of J.P. Morgan's opinion, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached as Appendix B to this proxy statement and is incorporated herein by reference. The J.P. Morgan opinion is addressed only to the UP&UP Board and is directed only to the merger consideration to be received in the merger by the holders of UP&UP common stock and does not constitute a recommendation as to how you should vote at the special meeting.

CERTAIN ASPECTS OF THE MERGER

The Merger

     The merger agreement provides for a business combination in which UP&UP will merge with Jetco, a wholly owned subsidiary of BCE Emergis. Jetco will cease to exist and UP&UP, as the surviving corporation, will become a wholly owned subsidiary of BCE Emergis. The current directors of UP&UP will cease to be directors of UP&UP upon completion of the merger and certain executive officers of UP&UP will continue to be employed by the surviving corporation.

Conversion of UP&UP Shares

     At the effective time of the merger, each share of UP&UP common stock issued and outstanding immediately prior to the effective time of the merger will be canceled and automatically converted into the right to receive $27.00 in cash, without interest. At the effective time of the merger, each share held in the treasury of UP&UP or any UP&UP subsidiary or owned by BCE Emergis or its subsidiaries immediately prior to the effective time of the merger will be canceled and retired and no payment will be made for those shares. After the effective time of the merger, each certificate that previously represented shares of UP&UP common stock will represent only the right to receive $27.00 in cash, without interest.

     Employee Stock Options. All outstanding options under UP&UP's 1996 Stock Option Plan will be converted into the right to receive an amount of cash equal to the product of the difference between $27.00 and the exercise price of the stock option and the number of underlying shares of UP&UP common stock subject to the stock option.

     Warrants and Options. UP&UP has issued warrants to purchase 252,000 shares of UP&UP common stock expiring October 24, 2000 and options not governed by its Stock Option Plan to purchase 246,000 shares of UP&UP common stock expiring November 20, 2001, at an exercise price of $10.67 and $8.34, respectively, per share of UP&UP common stock. At the closing of the merger, the holders of the warrants and options will be entitled to receive an amount in cash equal to the product of the difference between $27.00 and the exercise price of the warrants and options and the number of shares of UP&UP common stock covered by the warrants and options.

Payment for UP&UP Shares

     As soon as practicable after the closing of the merger (but in any event within five business days), American Stock Transfer & Trust Company or another bank or trust company designated by BCE Emergis, in its capacity as paying agent, will send a transmittal letter to each former UP&UP stockholder. The transmittal letter will contain instructions on how to surrender your shares of UP&UP common stock for $27.00 per share in cash. UP&UP stockholders should not send in their stock certificates until they receive the transmittal materials from the paying agent.

Source and Amount of Funds

     The total amount of funds required by BCE Emergis to acquire all the outstanding shares of UP&UP common stock and to pay fees and expenses associated with the merger is estimated to be approximately $560 million. UP&UP has been advised by BCE Emergis that BCE Emergis has received the commitment of BCE Inc., which expires December 31, 2000, to fund up to Cdn$800 million, approximately $554 million, for the acquisition of UP&UP. This funding commitment consists of Cdn$650 million, approximately $450 million, in subscriptions for BCE Emergis common shares and a stand-by credit facility for Cdn$150 million, approximately $104 million, convertible into common shares of BCE Emergis. BCE Emergis will use internal funds for any additional funds required and to the extent it does not use the credit facility.

Commitments Made by Thomas L. Blair to Facilitate the Merger

     Purchase of the Bank

     UP&UP owns a federal savings bank, which had total assets and book value of approximately $36 million and $8.4 million, respectively, at December 31, 1999. Under the Financial Services Modernization Act, the Gramm-Leach-Bliley Act, enacted on November 12, 1999, BCE Emergis is prohibited from acquiring control of the bank through an acquisition of control of UP&UP. Thus, in order to facilitate the merger, Thomas L. Blair has agreed through arms' length negotiations with BCE Emergis to purchase the bank, subject to applicable regulatory approval, from UP&UP immediately prior to the merger. The purchase price is the greater of $8.4 million or the book value of the bank and is to be paid in immediately available funds at the closing for the merger. Mr. Blair is Chairman of the Board, Co-Chief Executive Officer and a principal stockholder of UP&UP. In addition, under applicable banking regulatory standards, Mr. Blair is already considered to control the bank.

     The Withholding of $10 million of Mr. Blair's Proceeds for his UP&UP Stock by BCE Emergis

     In order to facilitate the merger, Mr. Blair also has agreed that BCE Emergis can withhold an aggregate of $10 million of the proceeds Mr. Blair is otherwise entitled to receive from the sale of his UP&UP common stock in the merger. This $10 million withholding supports various representations and warranties, future employment commitments to BCE Emergis by Edward S. Civera, Co-Chief Executive Officer of UP&UP, and BCE Emergis' business plan for UP&UP.

     The aggregate $10 million withheld consists of:

     . $5 million to be retained by BCE Emergis and released in accordance with a consulting agreement with Mr. Blair pursuant to which he is to use his best efforts to assist BCE Emergis and UP&UP, as the surviving corporation in the merger, to achieve the goals of the business plan for the surviving corporation to the extent possible;

     . $3 million will be retained by BCE Emergis for the indemnification by Mr. Blair against losses suffered or incurred by the BCE Emergis based upon the representations and warranties made by him in the merger agreement; and

     . $2 million will be retained by BCE Emergis to secure the continued employment of Mr. Civera at the surviving corporation.

     Subject to any claims BCE Emergis may have under the promissory note governing the loan to Mr. Blair discussed below, if Mr. Civera continues to be employed by the surviving corporation on the first year anniversary of the merger, $1 million of the $2 million withheld by BCE Emergis from Mr. Blair which relates to Mr. Civera's continued employment, together with any interest thereon, is to be released by BCE Emergis to Mr. Blair. If Mr. Civera continues to be employed by the surviving corporation on the second year anniversary of the merger, the remaining $1 million, together with any interest thereon, is be released by BCE Emergis to Mr. Blair. However, if Mr. Civera's employment with the surviving corporation is terminated prior to the second anniversary of the merger other than for cause or pursuant to a voluntary termination, the full $2 million, or any remaining portion, together with any interest thereon, is be released by BCE Emergis to Mr. Blair. A voluntary termination of employment by Mr. Civera with the surviving corporation which would entitle BCE Emergis to retain the $1 million, or any remaining portion, does not include a termination of Mr. Civera's employment as a result of death or disability or after:

     .    a change in control of the surviving corporation;

     . a material adverse reduction in Mr. Civera's responsibilities which causes his position to become one of lesser status within the surviving corporation without his consent;

     . a change in the location of Mr. Civera's place of employment of more than 50 miles from Rockville, Maryland without his consent; or

     . a material adverse change in the benefits or perquisites payable to Mr. Civera from those provided immediately after the merger pursuant to his employment contract, unless such material adverse change is imposed on employees of the surviving corporation generally.

     BCE Emergis has agreed to lend to Mr. Blair, at closing, $8 million, at 7% interest, for one year. The promissory note governing this loan will be secured by the $10 million withheld by BCE Emergis from the merger consideration otherwise payable to Mr. Blair for his ownership interest in UP&UP.

Interests of UP&UP's Directors and Officers in the Merger that Differ from Your Interests

     Commitments of Thomas L. Blair to Facilitate the Merger

     As discussed under "The Merger--Certain Aspects of the Merger--Commitments Made by Thomas L. Blair to Facilitate the Merger," Mr. Blair has agreed to purchase UP&UP's bank and to accept restrictions relating to an aggregate of $10 million of the proceeds he otherwise would receive in the merger for his UP&UP common stock.

     Employment and Consulting Agreements

     Thomas L. Blair, Chairman of the Board and Co-Chief Executive Officer of UP&UP, has entered into a consulting agreement with BCE Emergis. Edward S. Civera, the Co-Chief Executive Officer and President of UP&UP, S. Joseph Bruno, Chief Financial Officer of UP&UP, and Spiro A. Karadimas, Vice President of Operations of UP&UP, have entered into employment agreements with BCE Emergis. Under his consulting agreement, Mr. Blair is to use his best efforts to assist BCE Emergis and UP&UP, as the surviving corporation in the merger, to achieve the goals of the business plan for the surviving corporation to the extent reasonably practicable. If Mr. Blair satisfies this obligation and is providing consulting services under the agreement on the first anniversary of the merger, BCE Emergis is to release $5 million of Mr. Blair's merger consideration which it retained. The consulting agreement also provides that BCE Emergis will grant options to Mr. Blair to purchase 75,000 shares of BCE Emergis common stock.

     The employment agreements for Messrs. Civera, Bruno and Karadimas call for annual salaries of $250,000, $225,000 and $225,000, respectively, which amounts are less than their current salaries with UP&UP, and for the grant of options to purchase 75,000 shares, 50,000 shares and 50,000 shares, respectively, of BCE Emergis common stock. These employment agreements also waive the entitlement of Messrs. Civera, Bruno and Karadimas to the payment of severance benefits under their existing employment contracts with UP&UP. Mr. Civera's employment agreement also provides for a signing bonus of $1.75 million. If Mr. Civera's employment is terminated for any reason other than cause, he will be entitled to payments over time equal to two times his then current annual salary if terminated before the first year anniversary of the closing of the merger, or
1.5 times his then current annual salary, if terminated after the first year anniversary of the closing of the merger. If the employment of either Messrs. Bruno or Karadimas is terminated for any reason other than cause, he will be entitled to payments over time equal to 1.4 times his then current annual salary.

     Voting Agreement

     Thomas L. Blair, Chairman of the Board and Co-Chief Executive Officer of UP&UP, and other officers and consultants, and their affiliates, and another significant stockholder have entered into a voting agreement simultaneously with entering into the merger agreement where the stockholders have committed to BCE Emergis to vote a total of 5.7 million shares of common stock, 30.0% of outstanding common stock, in favor of the merger.

     The obligations of the stockholders under the voting agreement will terminate upon the earlier to occur of:

     .    the closing of the merger;

     . 180 days after termination of the merger agreement if the merger agreement is terminated because:

          - UP&UP does not receive the required stockholder approval of the merger and the merger agreement;

          - the UP&UP Board withholds, withdraws, modifies or changes its approval of the merger in a manner adverse to BCE Emergis;

          - the UP&UP Board recommends a superior proposal to the stockholders of UP&UP;

          - UP&UP fails to include its Board's approval in this proxy statement;

          - the UP&UP Board does not reaffirm its recommendation in favor or approval of the merger and the merger agreement within five days of BCE Emergis' written request for reaffirmation;

          - UP&UP breaches the no solicitation of transactions provision in the merger agreement;

          - the UP&UP Board does not recommend against acceptance of a tender or exchange offer for 20% or more of the outstanding shares of stock of UP&UP; or

          - the termination of the merger agreement, if the merger agreement is terminated for any other reason.

     In addition, Messrs. Blair and Civera have entered into a separate agreement with BCE Emergis. Under this agreement, if the Capital Z Funds identified under "Beneficial Ownership of Management and Principal
Stockholders" exercise the option they hold to purchase an aggregate of 2,250,000 shares of UP&UP common stock from Mr. Blair, then Mr. Blair is obligated to purchase 2,250,000 shares of UP&UP common stock from the Independent Divestment Trust, which holds 4,500,000 shares of UP&UP common stock. Also, under those circumstances, BCE Emergis can require Mr. Blair to purchase the additional 2,250,000 shares, 11.8% of outstanding UP&UP common stock, from the Independent Divestment Trust, if BCE Emergis loans Mr. Blair the funds necessary to make this additional purchase. Mr. Blair is contractually obligated to purchase on or before February 25, 2003, all 4,500,000 shares of UP&UP common stock held by the Independent Divestment Trust. Additional information regarding the Capital Z Funds, option to purchase UP&UP shares from Mr. Blair, the ownership of UP&UP common stock by the Independent Divestment Trust, and the agreement between the Trust and Mr. Blair for Mr. Blair to purchase the Trust's shares of UP&UP common stock is set forth under "Beneficial Ownership of Management and Principal Stockholders."

     Also, under this agreement with BCE Emergis, BCE Emergis can require Mr. Civera to exercise options to purchase 640,625 shares, 3.3% of outstanding UP&UP common stock. BCE Emergis would have to lend Mr. Civera funds sufficient to purchase those shares and to pay applicable taxes. Messrs. Blair and Civera would be obligated to vote the additional UP&UP shares they acquire in favor of the merger agreement.

     Subscription Letter Agreement

     On February 4, 2000, Mr. Blair and BCE Emergis entered into a subscription letter agreement. Under the subscription letter agreement, Mr. Blair agreed to subscribe for and purchase at the public offering price common shares of BCE Emergis for a total value of $5 million when BCE Emergis completes its first underwritten public offering of BCE Emergis common shares in the United States. Under the subscription letter agreement, Mr. Blair agreed that he would not sell any of the BCE Emergis common shares covered by the subscription letter agreement until the first year anniversary of the public offering.

     Acceleration of Vesting of Options Under UP&UP's Stock Option Plan

     It is estimated that the vesting of options to purchase an aggregate of 718,375 shares of UP&UP common stock will accelerate as a result of the merger under the terms of the stock option plan. These include options to purchase 234,375 shares held by Mr. Civera.

     Indemnification of UP&UP Officers and Directors

     UP&UP and the surviving corporation have agreed to indemnify and hold harmless each present and former director and officer of UP&UP from liability and expenses arising out of matters existing or occurring at or prior to the consummation of the merger to the fullest extent allowed under Delaware law as in effect at the time of closing. The surviving corporation has also agreed that it will maintain in effect the current directors' and officers' liability insurance policies maintained by UP&UP, for the benefit of UP&UP's directors and officers for three years following the closing of the merger.

Regulatory Approvals

     The closing of the merger is conditioned upon all material governmental consents, approvals and authorizations legally required for the closing of the merger and the transactions contemplated thereby having been obtained and being in effect. However, no assurance can be given that the required consents, approvals or authorizations will be obtained. UP&UP and BCE Emergis are not currently aware of any governmental approvals or actions that may be required to effect the merger, other than as described below.

     OTS. The obligations of BCE Emergis to effect the merger under the merger agreement are subject, among other things, to the condition that the OTS shall have approved the sale of UP&UP's bank subsidiary, Baltimore American Savings Bank, FSB, to Thomas L. Blair. On February 9, 2000, Thomas L. Blair filed a Notice of Change of Control with the OTS for permission to acquire control of UP&UP's subsidiaries, Quantum Financial Holdings, Inc. and, indirectly, Baltimore American Savings Bank, FSB.

     Hart-Scott-Rodino. The Federal Trade Commission and the Antitrust Division of the Department of Justice frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Department of Justice or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of UP&UP, BCE Emergis or their subsidiaries. Private parties and state attorneys general may also bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, of the result. UP&UP and BCE Emergis will file Pre-Merger Notification and Report Forms with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Act. The HSR Act, and the rules and regulations of the Federal Trade Commission, provide that some merger transactions, including the proposed merger, may not be consummated until required information and materials have been furnished to the Department of Justice and the Federal Trade Commission and certain waiting periods have expired or been terminated.

When Will the Merger be Completed

     We expect to complete the merger in the second calendar quarter of 2000. However, we cannot guarantee when or if the required regulatory approvals will be obtained. Furthermore, either BCE Emergis or UP&UP may terminate the merger agreement if, among other reasons, the merger has not been completed on or before August 31, 2000, unless failure to complete the merger by that time is due to the breach of any representation, warranty or covenant by the party seeking to terminate.

     The closing of the merger will take place on a date that is no later than the second business day after satisfaction or waiver of all of the conditions to consummation of the merger or on date to which BCE Emergis and UP&UP mutually agree. On the date of the closing, BCE Emergis will file a certificate of merger with the Delaware Secretary of State. The merger will become effective at the time stated in the certificate of merger.

Procedures for Exchanging Your Stock Certificates

     Within five business days after the completion of the merger, American Stock Transfer & Trust Company, as paying agent, will mail to each former holder of record of UP&UP common stock a letter with instructions on how to exchange UP&UP stock certificates for the cash merger consideration.

     Please do not send in your UP&UP stock certificates until you receive the letter of transmittal and instructions from American Stock Transfer & Trust Company. Do not return your stock certificates with the enclosed proxy card.

     After you mail the letter of transmittal and your stock certificates to American Stock Transfer & Trust Company, your check will be mailed to you. The UP&UP certificates you surrender will be canceled.

     After the completion of the merger, there will be no further transfers of UP&UP common stock. UP&UP stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

     If your UP&UP stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. American Stock Transfer & Trust Company will send you instructions on how to provide such evidence.

Certain Federal Income Tax Consequences

     The following is a discussion of certain federal income tax consequences of the merger to holders of UP&UP common stock. The discussion is based upon the Internal Revenue Code, Treasury regulations, IRS rulings, and judicial and administrative decisions in effect as of the date of this proxy statement. This discussion assumes that the UP&UP common stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to UP&UP stockholders subject to special rules, such as non-United States persons, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies or insurance companies.

     The receipt of cash for UP&UP common stock pursuant to the merger will be a taxable transaction for federal income tax purposes to stockholders receiving such cash, and may be a taxable transaction for state, local and foreign tax purposes as well. You will recognize a gain or loss measured by the difference between your tax basis for the UP&UP common stock owned by you at the time of the merger and the amount of cash you receive for your UP&UP shares. Your gain or loss will be a capital gain or loss if your UP&UP stock is a capital asset in your hands.

     The cash payments due to the holders of UP&UP common stock upon the exchange of such UP&UP common stock pursuant to the merger generally will be subject to "backup withholding"for federal income tax purposes unless certain requirements are met. Under federal law, the third-party paying agent (in this case, American Stock Transfer & Trust Company) must withhold 31% of the cash payments to holders of UP&UP common stock to whom backup withholding applies, and the federal income tax liability of such persons will be reduced by the amount so withheld. To avoid backup withholding, you must provide American Stock Transfer & Trust Company with your taxpayer identification number and complete a form in which you certify that you have not been notified by the IRS that you are subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her Social Security Number.

     Neither BCE Emergis nor UP&UP has requested or will request a ruling from the IRS as to any of the tax effects to UP&UP's stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to UP&UP's stockholders with respect to any of the tax effects of the merger to stockholders.

     The tax consequences of the merger to you may vary depending upon your particular circumstances. Therefore, you should consult your tax advisor to determine the particular tax consequences of the merger to you, including those relating to state, local and/or foreign taxes.

THE MERGER AGREEMENT

     The merger agreement provides for a business combination in which UP&UP will merge with Jetco Inc., a wholly owned subsidiary of BCE Emergis. Jetco will cease to exist and UP&UP, as the surviving corporation, will become a wholly owned subsidiary of BCE Emergis. The terms of the merger are discussed under "The Merger--Certain Aspects of the Merger." The following discussion presents information regarding other provisions in the merger agreement.

Conversion of UP&UP Shares

     At the effective time of the merger, each share of UP&UP common stock issued and outstanding immediately prior to the effective time of the merger will be canceled and automatically converted into the right to receive $27.00 in cash, without interest. At the effective time of the merger, each share held in the treasury of UP&UP or any UP&UP subsidiary or owned by BCE Emergis or its subsidiaries immediately prior to the effective time of the merger will be canceled and retired and no payment will be made for those shares. After the effective time of the merger, each certificate that previously represented shares of UP&UP common stock will represent only the right to receive $27.00 in cash, without interest.

     Employee Stock Options. All outstanding options under UP&UP's 1996 Stock Option Plan will be converted into the right to receive an amount of cash equal to the product of the difference between $27.00 and the exercise price of the stock option and the number of underlying shares of UP&UP common stock subject to the stock option.

     Warrants and Options. UP&UP has issued warrants to purchase 252,000 shares of UP&UP common stock expiring October 24, 2000 and options not governed by its Stock Option Plan to purchase 246,000 shares of UP&UP common stock expiring November 20, 2001, at an exercise price of $10.67 and $8.34, respectively, per share of UP&UP common stock. At the closing of the merger, the holders of the warrants and options will be entitled to receive an amount in cash equal to the product of the difference between $27.00 and the exercise price of the warrants and options and the number of shares of UP&UP common stock covered by the warrants and options.

Payment for UP&UP Shares

     As soon as practicable after the closing of the merger (but in any event within five business days), American Stock Transfer & Trust Company or another bank or trust company designated by BCE Emergis, in its capacity as paying agent, will send a transmittal letter to each former UP&UP stockholder. The transmittal letter will contain instructions on how to surrender your shares of UP&UP common stock for $27.00 per share in cash. UP&UP stockholders should not send in their stock certificates until they receive the transmittal materials from the paying agent.

Representations and Warranties of UP&UP and Thomas L. Blair

     UP&UP and Mr. Blair made representations and warranties in the merger agreement regarding the following:

     . corporate organization and qualification to do business of UP&UP and each of its subsidiaries;

     .    validity and effectiveness of charters and bylaws;

     .    capitalization of UP&UP and each of its subsidiaries;

     .    authority to enter into the merger agreement;

     . absence of conflicts between the merger agreement and the merger, on the one hand, and other contractual and legal obligations of UP&UP and each of its subsidiaries, on the other hand;

     . requirement of consents, approvals, filings or other authorizations to enter into the merger agreement and consummate the merger;

     . compliance with all applicable SEC filing requirements and accuracy and completeness of SEC filings;

     . financial statements contained in SEC filings filed since January 1, 1997;

     .    changes or events since December 31, 1998;

     .    material litigation;

     . possession and effectiveness of permits and licenses and contracts necessary to carry on business as currently conducted;

     . operation of business in material compliance with permits, licenses and applicable laws;

     .    employee benefit matters;

     .    labor matters;

     .    insurance matters;

     .    environmental matters;

     .    material contracts and commitments;

     .    intellectual property;

     .    tax matters;

     .    title to properties and absence of liens and encumbrances;

     .    opinion of financial advisor;

     . board approval of the merger and the stockholder vote required to adopt the merger agreement;

     .    use of brokers;

     .    undisclosed liabilities;

     . action by the Board of Directors of UP&UP to exempt the merger with BCE Emergis from the applicability of the Delaware anti-takeover statute;

     .    year 2000 compliance;

     .    the existence of transactions with affiliates of UP&UP;

     .    managed care matters;

     .    customers of UP&UP; and

     .    employees of UP&UP.

     Survival of Representations and Warranties. The representations and warranties made by Mr. Blair in the merger agreement survive the closing of the merger for a period of one year except that representations and warranties regarding:

     . the corporate organization and qualification to do business of UP&UP and each of its subsidiaries, the capitalization of UP&UP and each of its subsidiaries, the authority to enter into the merger agreement and the opinion of financial advisor will survive after the closing of the merger without limitation;

     . environmental matters will survive after the closing of the merger for a period of six years; and

     . tax matters will survive for a period of 90 days after the expiration of the statute of limitations associated with the assertion of a claim by any governmental entity or other party.

     Indemnification. Mr. Blair has agreed to indemnify BCE Emergis, Jetco and the surviving corporation against any losses suffered or incurred by BCE Emergis, Jetco or the surviving corporation, up to $3 million, with respect to any breach or inaccuracy of any representation or warranty made by Mr. Blair in the merger agreement, or any breach by UP&UP of any covenant or agreement in the merger agreement.

Representations and Warranties of BCE Emergis and Jetco

     BCE Emergis and Jetco made representations and warranties in the merger agreement regarding the following:

     . corporate organization and qualification to do business of BCE Emergis and Jetco Inc.;

     .    authority to enter into the merger agreement;

     . absence of conflicts between the merger agreement and the merger, on the one hand, and other contractual and legal obligations of BCE Emergis and Jetco, on the other hand; and

     .    financing of the merger consideration.

     None of the representations and warranties made by BCE Emergis and Jetco in the merger agreement survive the closing of the merger.

Conduct of Business Prior to the Closing

     UP&UP has agreed that, subject to certain exceptions, between the execution of the merger agreement and the effective time of the merger, UP&UP and its subsidiaries will:

     . conduct its businesses in the ordinary course of business and in a manner consistent with past practice; and

     . use its reasonable best efforts to preserve substantially intact its business organizations and to keep available the services of its current officers, employees and consultants and to preserve its current relationships with customers, suppliers, licensors, licensees and other persons that have significant business relations with UP&UP.

     UP&UP has also agreed that, subject to certain exceptions, prior to the effective time of the merger, without the prior written agreement of BCE Emergis, UP&UP and its subsidiaries will not:

     .    amend or otherwise change its charter or bylaws;

     . transfer, issue, sell or otherwise dispose of equity securities of UP&UP, except for:

          - the issuance of common stock upon the exercise of outstanding employee stock options;

          - the issuance of a maximum of 498,000 shares of common stock issuable pursuant to the warrants and options; and

          - the issuance of common stock in connection with UP&UP' employee stock purchase plan;

     . transfer, sell or otherwise dispose of any material property or assets other than in the ordinary course of business consistent with past practice;

     . reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its or its subsidiaries' capital stock;

     . acquire any interest in or assets of any corporation, partnership or other business;

     . incur any indebtedness or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible to, the obligations of any person, or make any loans, advances or capital contributions to any person;

     . make or authorize any capital expenditures which are in excess of the amounts currently budgeted for fiscal year 2000;

     . increase compensation to directors, officers or employees, except for increases in accordance with past practice and consistent with current budgets in salaries or wages of officers and employees;

     . grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee or establish, adopt, enter into or amend any collective bargaining, bonus, option, retirement, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

     . take any affirmative action to accelerate the vesting of any stock-based compensation;

     .    hire or retain any person for compensation in excess of $150,000;

     . sell, assign or grant any security interest in any of its intellectual property;

     . grant any licenses for its intellectual property other than grants of licenses of software to any customers of UP&UP and any of its subsidiaries to whom they license software in the ordinary course of their business;

     . develop any intellectual property jointly with any third party or disclose any confidential intellectual property unless the intellectual property is subject to a confidentiality agreement;

     . authorize, declare or set aside any dividend payment or distribution in respect of any its capital stock or enter into any voting agreement with respect to the voting of its capital stock;

     . enter into or modify any material contracts or agreements other than provider and payor contracts in the ordinary course of business;

     . waive any stock repurchase or acceleration rights, amend or change the terms of any options or restricted stock, or reprice options granted under any employee stock option plan or authorize cash payments in exchange for any options granted under any employee stock option plans;

     . settle any material action other than any settlement which involves the payment of damages that are not material in amount and does not involve injunctive or equitable relief;

     .    change its accounting practices;

     .    make any tax election that is inconsistent with past practices;

     . take any action that is intended or would reasonably be expected to result in any of the closing conditions to the merger not being satisfied, except for action permissible with respect to unsolicited acquisition proposals or any action that may be required by law; or

     . announce an intention to enter into any formal or informal agreement or commitment to do any of the foregoing.

No Solicitation Provision

     UP&UP has agreed, subject to fiduciary obligations discussed below, not to, or permit any of its subsidiaries to, through any officer, director, employees, accountants consultants, legal counsel or agent, encourage or provide confidential information to:

     .    facilitate any proposal that constitutes an acquisition proposal; or

     . enter into any letter of intent, term sheet or other agreement with respect to an acquisition proposal or participate in any way in discussions or negotiations with any person in connection with any proposal that constitutes or could reasonably be expected to lead to an acquisition proposal.

     An acquisition proposal is defined in the merger agreement as any offer or proposal concerning any:

     . merger, consolidation, business combination or similar transaction involving UP&UP;

     . sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of the assets of UP&UP or its subsidiaries, representing 10% or more of the assets of UP&UP or its subsidiaries;

     . issuance, sale, or other disposition of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) of UP&UP; or

     . transaction in which any person or group would beneficially own or have the right to acquire 10% or more of the outstanding voting capital stock of UP&UP.

     UP&UP has also agreed to cease and cause to be terminated all existing discussions or negotiations with respect to an acquisition proposal and to request promptly all confidential information furnished on behalf of UP&UP. UP&UP has agreed to notify BCE Emergis promptly of all inquiries and proposals that UP&UP may receive relating to any of the foregoing matters, such notice to set out the terms and conditions of such inquiry or proposal and the identity of the person making it.

     However, if, prior to the adoption of the merger agreement by the stockholders of UP&UP, the UP&UP board determines in good faith, based on the advice of outside counsel, that it is necessary to do so to discharge properly its fiduciary duties to its stockholders, the UP&UP Board, in response to a superior proposal, is not prohibited from:

     .    participating in discussions with respect to a superior proposal;

     . furnishing information with respect to UP&UP and its subsidiaries to the person making a superior proposal, pursuant to a confidentiality agreement the terms of which are no less favorable to UP&UP than the terms of the confidentiality agreement, between UP&UP and BCE Emergis dated January 24, 2000; or

     . withdrawing or modifying its approval of the merger if a superior proposal is made, provided that it does so no earlier than two business days following written notice to BCE Emergis of its intention to do so.

     A superior proposal is defined in the merger agreement as a bona fide acquisition proposal made by a third party which was not solicited by UP&UP, its subsidiaries, its officers, directors, employees, accountants, consultants, legal counsel, agents or other representatives and which, in the good faith judgment of the UP&UP Board, taking into account the various legal, financial and regulatory aspects of the proposal and the person making the proposal:

     .    if accepted, is reasonably likely to be consummated; and

     . if consummated, is reasonably likely to result in a transaction that is more favorable to UP&UP stockholders from a financial point of view, than the transactions contemplated with BCE Emergis.

Mutual Covenants of BCE Emergis and UP&UP

     BCE Emergis and UP&UP have agreed as follows:

     . each company will cooperate to file the SEC documents necessary to complete the merger;

     . each company will use its reasonable best efforts to make all governmental filings necessary to consummate the merger, and to obtain all required consents, licenses, permits, waivers, approvals, authorizations or orders;

     . the certificate of incorporation and bylaws of the surviving corporation following the merger will contain the indemnification provisions in favor of officers and directors that are contained in UP&UP's current certificate of incorporation and bylaws, and such provisions will not be repealed or amended for six years following the merger;

     . subject to dollar limitations, for three years following the merger, the surviving corporation will use its reasonable best efforts to maintain directors' and officers' liability insurance covering those persons who are currently covered by UP&UP's directors' and officers' liability insurance policy on terms comparable to UP&UP's existing coverage;

     . UP&UP will call a stockholders' meeting as promptly as practicable for the purpose of voting on the merger and use its reasonable best efforts to solicit votes in favor of the merger;

     . each company will consult with the other regarding any public announcements it makes concerning the merger;

     . UP&UP will give notices to third parties and use its reasonable best efforts to obtain any third party consents:

          -    necessary, proper or advisable to consummate the merger;

          -    required by the merger agreement to be disclosed by UP&UP; or

          - required to prevent a material adverse effect from occurring prior to or after the merger;

     . UP&UP, at the option of BCE Emergis, will terminate all contracts, commitments, guarantees or arrangements between UP&UP and any of its subsidiaries and HealthExtras, Inc., except for UP&UP's option to purchase 4,330,000 shares of HealthExtras, Inc.;

     . prior to the closing, UP&UP will use its best efforts to dissolve its inactive subsidiaries;

     . UP&UP will, prior to the closing of the merger, sell to Mr. Blair all of its interest in Quantum Financial Holdings, Inc. and Baltimore American Savings Bank, F.S.B., subject to the approval of banking regulatory authorities. If the banking regulatory authorities do not approve the sale, then BCE Emergis, UP&UP and Mr. Blair will cooperate to determine alternative means of divesting the bank from UP&UP, including by way of spin-off, dividend or pro rata distribution of the bank to stockholders of UP&UP;

     . for a period of one year after the effective time, BCE Emergis will cause the surviving corporation to provide benefits which are not substantially less favorable than the employee benefits provided by UP&UP immediately prior to the merger;

     . UP&UP will take all actions so that individuals that dispose of UP&UP common stock and who are subject to reporting requirements under
          Section 16(a) of the Securities Exchange Act of 1934, as amended, to be exempt from Rule 16b-3 under the Securities Exchange Act of 1934; and

     . each company will use reasonable best efforts to cause the conditions to the merger to be fulfilled.

Conditions to Closing

     The obligations of BCE Emergis and UP&UP to consummate the merger are subject to the satisfaction or waiver of the following conditions:

     . UP&UP stockholders approve the adoption of the merger and the merger agreement;

     . expiration or termination of any applicable waiting period under the HSR Act;

     . no governmental authority or court having entered an order making the merger illegal or otherwise prohibiting its consummation, or taken any legal actions which seek to prevent or delay consummation of the merger;

     . the receipt of all material governmental consents, approvals or other authorizations legally required to consummate the merger from all governmental authorities and receipt by UP&UP of all required third party consents in respect of material contracts; and

     . the continued truthfulness and accuracy in all material respects of the representations and warranties made by each company, and the performance or compliance in all material respects with all material agreements and covenants required by the merger agreement, and receipt from the other party of a certificate of an officer certifying to the foregoing.

Additional Conditions to Closing

     The obligations of BCE Emergis to consummate the merger are subject to the satisfaction or waiver of the following additional conditions:

     . the executive agreements entered into by Messrs. Blair, Civera, Bruno and Karadimas must be in effect at the effective time;

     . there must not have been any materially adverse development in UP&UP's litigation with First Health Group Corporation;

     . UP&UP must have divested all its interest in the bank it currently owns;

     . no event or circumstances shall have occurred since February 4, 2000 which would have a material adverse effect on the business, operations, conditions, assets or results of operations of UP&UP; and

     . holders of less than 15% of all shares of UP&UP common stock outstanding as of the date of the special meeting shall have demanded dissenters' rights under the Delaware General Corporation Law.

Termination and Termination Fees

     Termination. The merger agreement may be terminated and the merger abandoned at any time prior to the effective time:

     .    by mutual consent of BCE Emergis and UP&UP;

     . by either BCE Emergis or UP&UP if the transaction is not completed on or prior to August 31, 2000;

     . by either BCE Emergis or UP&UP if a governmental authority has taken any final and non-appealable action prohibiting the consummation of the merger;

     . by either BCE Emergis or UP&UP upon the other company's breach, subject to any materiality thresholds, of a representation, warranty, covenant or agreement, or if any representation or warranty becomes untrue and the breach company does not exercise best efforts to cure the breach;

     . by either BCE Emergis or UP&UP if UP&UP does not receive the required stockholder approval of the merger and the merger agreement; or

     .    by BCE Emergis if:

          - the UP&UP Board withholds, withdraws, modifies or changes its approval of the merger in a manner adverse to BCE Emergis;

          - the UP&UP Board recommends a superior proposal to the stockholders of UP&UP;

          - UP&UP fails to include its Board's approval in this proxy statement;

          - the UP&UP Board does not reaffirm its recommendation in favor or approval of the merger and the merger agreement within five days of BCE Emergis' written request for reaffirmation;

          - UP&UP breaches the no solicitation of transactions provision in the merger agreement; or

          - the UP&UP Board does not recommend against acceptance of a tender or exchange offer for 20% or more of the outstanding shares of stock of UP&UP.

     Fees. UP&UP is required to pay BCE Emergis $22 million in the following circumstances:

     . if either BCE Emergis or UP&UP terminates the merger agreement and the UP&UP stockholders voted against the merger and the merger agreement and:

          - prior to the stockholder vote against the merger and the merger agreement an acquisition proposal had been made; and

          - on or prior to the one year anniversary of the termination, UP&UP or any of its subsidiaries enters into an agreement or letter of intent with respect to any acquisition proposal or consummates any transaction pursuant to an acquisition proposal; or

     .    if BCE Emergis terminates the merger agreement because:

          - the UP&UP Board withheld, withdrew, modified or changed its approval of the merger in a manner adverse to BCE Emergis;

          - the UP&UP Board recommended a superior proposal to the stockholders of UP&UP;

          - UP&UP failed to include its Board's approval in this proxy statement;

          - the UP&UP Board did not reaffirm its recommendation in favor or approval of the merger and the merger agreement within five days of BCE Emergis' written request for reaffirmation;

          - UP&UP breached the no solicitation of transactions provision in the merger agreement; or

          - the UP&UP Board did not recommend against acceptance of a tender or exchange offer for 20% or more of the outstanding shares of stock of UP&UP.

Expenses

     All expenses incurred by either party will be paid by the party incurring the expenses whether or not the merger is consummated. However, in the event of termination of the merger agreement by either party due to the failure of the transaction to be completed by August 31, 2000, or receipt of a final and non-appealable governmental order preventing the transaction due to the failure to divest Baltimore American Savings Bank, F.S.B., UP&UP must reimburse BCE Emergis for all reasonable expenses in connection with the transaction up to $750,000. If UP&UP is required to pay the $22 million termination fee, it may deduct from that amount any expenses paid to BCE Emergis and Jetco.

                    YOU HAVE APPRAISAL RIGHTS IN THE MERGER

     Under Delaware law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to dissent from the merger and to receive payment in cash for the fair value of your UP&UP common stock. UP&UP stockholders electing to exercise dissenters' rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. UP&UP will require strict compliance with the statutory procedures. A copy of Section 262 is attached as Appendix C.

     The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect the stockholder's dissenters' rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix C of this proxy statement.

     Section 262 requires that stockholders be notified not less than 20 days before the special meeting to vote on the merger that dissenters' appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes UP&UP's notice to its stockholders of the availability of dissenters' rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your dissenters' rights, you should carefully review the text of
Section 262 contained in Appendix C because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your dissenters' rights under Delaware law.

     If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

     1. You must deliver to UP&UP a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the merger. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

     2. You must not vote in favor of the merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger, by proxy or in person, will constitute a waiver of your dissenters' rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

     If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of UP&UP common stock as provided for in the merger agreement, but you will have no dissenters' rights with respect to your shares of UP&UP common stock.

     All demands for appraisal should be addressed to the Corporate Secretary, United Payors & United Providers, Inc., 2275 Research Boulevard, Sixth Floor, Rockville, Maryland 20850, before the vote on the merger is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of UP&UP common stock. The demand must reasonably inform UP&UP of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares.

     To be effective, a demand for appraisal by a holder of UP&UP common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of such shares.

     If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

     If you hold your shares of UP&UP common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

     Within 10 days after the effective date of the merger, BCE Emergis must give written notice that the merger has become effective to each UP&UP stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. Within 120 days after the effective date, either BCE Emergis or any stockholder who has complied with the requirements of
Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. BCE Emergis does not presently intend to file such a petition in the event there are dissenting stockholders and has no obligation to do so. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify such stockholder's previously written demand for appraisal.

     At any time within 60 days after the effective date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of UP&UP common stock. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to BCE Emergis, BCE Emergis will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the

Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to such stockholder.

     After determination of the stockholders entitled to appraisal of their shares of UP&UP common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

     In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

     Costs of the appraisal proceeding may be imposed upon BCE Emergis and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective date); however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her UP&UP common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date.

     In view of the complexity of Section 262, UP&UP stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

                            BENEFICIAL OWNERSHIP OF
                     MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of common stock of UP&UP as of [March 1], 2000, by (a) each person known by UP&UP to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each executive officer identified in the summary compensation table in UP&UP's most recent annual meeting proxy statement, (c) each director, and (d) all executive officers and directors as a group. Except as otherwise noted, the named stockholders had sole voting and investment power with respect to such securities. Unless indicated otherwise, the address of each of these persons is c/o United Payors & United Providers, Inc., 2275 Research Boulevard, Sixth Floor, Rockville, Maryland 20850.

                                                                                               Shares Beneficially Owned
                                                                                      -----------------------------------------
            Name of Beneficial Owner                                                       Number              Percentage
            ------------------------                                                  ---------------      --------------------
Thomas L. Blair (1)...........................................................            7,183,150                37.7%
Independent Divestment Trust ("Trust") (2)....................................            4,500,000                23.6
Capital Z Financial Services Fund II, L.P. and Capital Z Financial
  Services Private Fund II, L.P. (collectively, the "Capital Z Funds") (3)....             4,000,000               21.0

Other Directors and Named Executive Officers
Edward S. Civera (4)..........................................................               703,942                3.6
Spiro A. Karadimas (5)........................................................               501,162                2.6
S. Joseph Bruno (6)...........................................................               434,839                2.3
Bette B. Anderson (7).........................................................                16,500                 --(10)
William E. Brock (8)..........................................................                17,250                 --(10)
Frederick H. Graefe (9).......................................................                37,120                 --(10)
All executive officers and directors as a group (13 persons) (11).............            10,858,800               54.8
---------------------------
(1) Represents 2,424,500 shares owned by Mr. Blair jointly with his wife, 200,000 shares owned solely by his wife, 58,650 shares owned by companies Mr. Blair may be deemed to control and 4,500,000 shares that Mr. Blair has agreed to purchase from
    Independent Divestment Trust. Includes shares represented by an option granted by Mr. Blair to the Capital Z Funds (the "Capital
    Z Option") to purchase 2,250,000 shares of Common Stock. In addition, Mr. Blair has entered into an agreement to vote his shares in favor of the merger.
(2) The Trust is obligated to sell these shares to Mr. Blair and he is a beneficial owner of these shares. The Trust is required to vote these shares in the same proportion as other stockholders vote their shares. Mr. Blair has agreed, under certain circumstances, to purchase the shares from the Trust and vote 2,250,000 of the shares in favor of the merger.
(3) Includes (i) 1,742,482 shares owned by Capital Z Financial Services Fund II, L.P. ("Capital Z Qualified Fund"), a limited partnership of which Capital Z Partners, Ltd. ("Capital Z Partners") is the ultimate general partner, (ii) 7,518 shares owned by
    Capital Z Financial Services Private Fund II, L.P. ("Capital Z Private Fund"), a limited partnership of which Capital Z Partners is the ultimate general partner, (iii) 2,240,334 shares which may be acquired by Capital Z Qualified Fund upon exercise of the
    Capital Z Option and (iv) 9,666 shares which may be acquired by Capital Z Private Fund upon exercise of the Capital Z Option.
    Steven M. Gluckstern and Robert A. Spass are members of the Investment Committee of Capital Z Partners' Board of Directors. As
    members of such committee, Messrs. Gluckstern and Spass may be deemed indirect beneficial owners of the shares owned by Capital
    Z Qualified Fund and Capital Z Private Fund. Each of Messrs. Gluckstern and Spass disclaims beneficial ownership of any shares not held of record by him. At the request of the Capital Z Funds, Messrs. Gluckstern and Paul H. Warren, a Senior Vice President
    of Capital Z Partners, have been elected by stockholders to fill the remaining terms as directors which expire at the annual meeting of stockholders in 2001. The address of Capital Z Partners and Messrs. Gluckstern, Spass and Warren is 54 Thompson
    Street, New York, New York 10012.
(4) Includes options to purchase 640,625 shares which are exercisable as of the record date and 46,875 shares which are exercisable within 60 days other than as a result of any acceleration by virtue of stockholder approval of the merger. Also includes 10,000 shares held in trust under the Uniform Gift to Minors Act for Mr. Civera's children. In addition, Mr. Civera has entered into an agreement to vote his shares in favor of the merger.
(5) Of this number, 105,000 shares are held in trust under the Uniform Gift to Minors Act for Mr. Karadimas' children and 120,000 are in Mr. Karadimas' wife's name. In addition, Mr. Karadimas has entered into an agreement to vote his shares in favor of the merger.
(6) Of this number, 230,000 shares are held in trust under the Uniform Gift to Minors Act for Mr. Bruno's children and 25,750 shares are in Mr. Bruno's wife's name. In addition, Mr. Bruno has entered into an agreement to vote his shares in favor of the merger.
(7) Includes options to purchase 3,000 shares of common stock.
(8) Includes options to purchase 7,500 shares of common stock.
(9) Includes options to purchase 7,500 shares of common stock.
(10) Represents less than 1.0% of UP&UP common stock.
(11) Includes shares owned by the Capital Z Funds.

                          FORWARD-LOOKING STATEMENTS

  This proxy statement contains certain forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate" and other similar expressions generally identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on UP&UP's current expectations and are subject to a number of risks and uncertainties. UP&UP undertakes no obligation to publicly revise the forward-looking statements to reflect any future events or circumstances.

                      WHERE YOU CAN FIND MORE INFORMATION

  UP&UP files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that UP&UP files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. UP&UP's public filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at "http://www.sec.gov."

  For information regarding the participants on behalf of UP&UP in the proxy solicitation to which this proxy statement relates, please see the information set forth in the Current Report on Form 8-K filed by UP&UP on February 7, 2000.

  You should rely only on the information contained in this proxy statement to vote your shares at the meeting. UP&UP has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated _______________, 2000. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this document to stockholders is not intended to create any implication to the contrary.

  In this proxy statement, unless otherwise specified, all dollar amounts are expressed in United States dollars. References to "$" are to United States dollars and references to "Cdn$"are to Canadian dollars. All Canadian dollar amounts contained in this proxy statement have been converted to U.S. dollar amounts at the rate of $1.00 equals Cdn.$1.4440. The noon buying rates in The City of New York on December 31, 1999 and February 16, 2000 were $1.00 equals Cdn$1.4440 and Cdn$1.4520, respectively.


                             STOCKHOLDER PROPOSALS

  UP&UP expects that it would hold its 2000 annual meeting of stockholders in June of 2000 if the merger is not completed before that date. Any proposal to be presented by any stockholder for action at the 2000 annual meeting must have been received by the Corporate Secretary of UP&UP no later than January 15, 2000 in order to be eligible for inclusion in UP&UP's proxy materials for the annual meeting. As of that date, UP&UP had not received any stockholder proposals for inclusion in the proxy materials for the 2000 annual meeting.

                                                                      APPENDIX A

                                                                       EXECUTION
                                                                       COPY



================================================================================



                         AGREEMENT AND PLAN OF MERGER

                                     Among

                               BCE EMERGIS INC,

                                  JETCO INC.,

                                UNITED PAYORS &
                          UNITED PROVIDERS, INC. and

                                THOMAS L. BLAIR


                         Dated as of February 4, 2000



================================================================================

                               TABLE OF CONTENTS

                                                                                                              Page
                                                             ARTICLE I

                                                            THE MERGER

1.01.  The Merger.........................................................................................     2
1.02.  Closing............................................................................................     2
1.03.  Effective Time.....................................................................................     2
1.04.  Effects of the Merger..............................................................................     2
1.05.  Certificate of Incorporation and By-Laws of the Surviving Corporation..............................     2
1.06.  Directors and Officers of the Surviving Corporation................................................     3

                                                            ARTICLE II

                                          CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

2.01.  Conversion of Company Common Stock.................................................................     3
2.02.  Dissenting Shares..................................................................................     4
2.03.  Anti-Dilution Provisions...........................................................................     4
2.04.  Surrender of Shares................................................................................     4
2.05.  Stock Transfer Books...............................................................................     6
2.06.  Company Stock Options..............................................................................     6
2.07.  Company Warrants...................................................................................     7
2.08.  Application of Certain Amounts  of the Principal Stockholder's Merger Consideration................     7

                                                            ARTICLE III

                                           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.01.  Organization and Qualification; Subsidiaries.......................................................    10
3.02.  Certificate of Incorporation and By-Laws...........................................................    11
3.03.  Capitalization.....................................................................................    11
3.04.  Authority Relative to This Agreement...............................................................    12
3.05.  No Conflict; Required Filings and Consents.........................................................    12
3.06.  Permits; Compliance With Law.......................................................................    14
3.07.  SEC Filings; Financial Statements..................................................................    14
3.08.  Undisclosed Liabilities............................................................................    15
3.09.  Absence of Certain Changes or Events...............................................................    15
3.10.  Absence of Litigation..............................................................................    16
3.11.  Employee Benefit Matters...........................................................................    16
3.12.  Labor Matters......................................................................................    18

3.13.  Employees of the Company...........................................................................    19
3.14.  Company Material Contracts.........................................................................    19
3.15.  Customers..........................................................................................    21
3.16.  Environmental Matters..............................................................................    21
3.17.  Title to Properties; Absence of Liens and Encumbrances.............................................    22
3.18.  Intellectual Property..............................................................................    22
3.19.  Year 2000 Compliance...............................................................................    25
3.20.  Taxes..............................................................................................    26
3.21.  Insurance..........................................................................................    26
3.22.  Affiliate Transactions.............................................................................    27
3.23.  Managed Care Matters...............................................................................    27
3.24.  State Takeover Statutes............................................................................    27
3.25.  Board Approval; Vote Required......................................................................    28
3.26.  Opinion of Financial Advisor.......................................................................    28
3.27.  Brokers............................................................................................    28

                                                            ARTICLE IV

                                      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

4.01.  Organization and Qualification; Subsidiaries.......................................................    28
4.02.  Authority Relative to This Agreement...............................................................    29
4.03.  No Conflict; Required Filings and Consents.........................................................    29
4.04.  Financing..........................................................................................    30

                                                             ARTICLE V

                                             CONDUCT OF BUSINESSES PENDING THE MERGER

5.01.  Conduct of Business by the Company Pending the Merger..............................................    30
5.02.  Notification of Certain Matters....................................................................    33

                                                            ARTICLE VI

                                                       ADDITIONAL AGREEMENTS

6.01.  Proxy Statement....................................................................................    33
6.02.  Company Stockholders' Meeting......................................................................    34
6.03.  Access to Information; Confidentiality.............................................................    34
6.04.  No Solicitation of Transactions....................................................................    35
6.05.  Directors' and Officers' Indemnification and Insurance.............................................    36

6.06.  Further Action; Consents; Filings..................................................................    37
6.07.  Public Announcements...............................................................................    38
6.08.  Certain Employee Benefits Matters..................................................................    39
6.09.  HealthExtras Inc...................................................................................    39
6.10.  Sale of the Company Bank...........................................................................    39
6.11.  Inactive Company Subsidiaries......................................................................    40
6.12.  Warrants...........................................................................................    40
6.13.  Section 16 Matters.................................................................................    40

                                                            ARTICLE VII

                                                     CONDITIONS TO THE MERGER

7.01.  Conditions to the Obligations of Each Party........................................................    40
7.02.  Conditions to the Obligations of Parent and Merger Sub.............................................    41
7.03.  Conditions to the Obligations of the Company.......................................................    42

                                                           ARTICLE VIII

                                                 TERMINATION, AMENDMENT AND WAIVER

8.01.  Termination........................................................................................    43
8.02.  Effect of Termination..............................................................................    44
8.03.  Amendment..........................................................................................    44
8.04.  Waiver.............................................................................................    44
8.05.  Expenses...........................................................................................    45
8.06.  Fees...............................................................................................    45

                                                            ARTICLE IX

                                                     SURVIVAL; INDEMNIFICATION


9.01.  Survival of Representation and Warranties..........................................................    46
9.02.  Indemnification....................................................................................    46
9.03.  Notice of Claim....................................................................................    47
9.04.  Defense............................................................................................    47

                                                             ARTICLE X

                                                        GENERAL PROVISIONS

10.01.  Notices...........................................................................................    48
10.02.  Assignment; Binding Effect; Benefit...............................................................    49
10.03.  Certain Definitions...............................................................................    50
10.04.  Severability......................................................................................    51
10.05.  Specific Performance..............................................................................    51
10.06.  Governing Law; Forum..............................................................................    51
10.07.  Headings..........................................................................................    51
10.08.  Counterparts......................................................................................    51
10.09.  Entire Agreement..................................................................................    52
10.10.  Waiver of Jury Trial..............................................................................    52

                           Glossary of Defined Terms

                                                                Location of
Defined Term                                                    Definition
------------                                                    -----------

Acquisition Proposal........................................    (S) 6.04(c)
Action......................................................    (S) 3.10
Adjustment Amounts..........................................    (S) 2.08(a)
affiliate...................................................    (S) 10.03(a)
Agreement...................................................    Preamble
Bank Regulatory Agreement...................................    (S) 3.05(c)
Bank Regulatory Authorities.................................    (S) 3.05(b)
Bank Sale...................................................    (S) 6.10(a)
Blue Sky Laws...............................................    (S) 3.05(b)
business day................................................    (S) 10.03(b)
Canadian Securities Laws....................................    (S) 3.05(b)
Certificate of Merger.......................................    (S) 1.03
Certificates................................................    (S) 2.04(b)
Closing.....................................................    (S) 1.02
Closing Date................................................    (S) 1.02
Code........................................................    (S) 2.04(f)
Company.....................................................    Preamble
Company Bank................................................    (S) 6.06(a)
Company Benefit Plans.......................................    (S) 3.11(a)
Company Board Approval......................................    (S) 3.25
Company Common Stock........................................    Recitals
Company Disclosure Schedule.................................    (S) 3.01(b)
Company Licensed Intellectual Property......................    (S) 3.18(h)
Company Material Contracts..................................    (S) 3.14(a)
Company Owned Intellectual Property.........................    (S) 3.18(h)
Company Permits.............................................    (S) 3.06(a)
Company Preferred Stock.....................................    (S) 3.03
Company SEC Reports.........................................    (S) 3.07(a)
Company Software............................................    (S) 3.18(h)
Company Stock Option Plan...................................    (S) 2.06(a)
Company Stock Options.......................................    (S) 2.06(a)
Company Stockholders' Approval..............................    (S) 3.04
Company Stockholders' Meeting...............................    (S) 3.24
Company Subsidiaries........................................    (S) 3.01(a)
Company Systems.............................................    (S) 3.19

Confidentiality Agreement...................................    (S) 6.03(b)
control.....................................................    (S) 10.03(c)
DGCL........................................................    Recitals
Dissenting Shares...........................................    (S) 2.02
$ or dollar.................................................    (S) 10.03(i)
Effective Time..............................................    (S) 1.03
Employee Amount.............................................    (S) 2.08(a)
Environmental Law...........................................    (S) 3.16
Environmental Permits.......................................    (S) 3.16
ERISA.......................................................    (S) 3.11(a)
ESPP........................................................    (S) 2.06(b)
Exchange Act................................................    (S) 3.05(b)
Executive...................................................    (S) 2.08(c)
Executive Agreements........................................    Recitals
Executive Employees.........................................    Recitals
Expenses....................................................    (S) 8.05(a)
FDIC........................................................    (S) 3.05(b)
Fee.........................................................    (S) 8.06(a)
FRB.........................................................    (S) 3.05(b)
Governmental Entity.........................................    (S) 3.05(b)
Hazardous Substances........................................    (S) 3.16
HealthExtras Option.........................................    (S) 6.09(c)
HSR Act.....................................................    (S) 3.05(b)
Inactive Company Subsidiaries...............................    (S) 3.01(b)
Indemnified Parties.........................................    (S) 6.05(b)
Indemnity Amount............................................    (S) 2.08(a)
Intellectual Property.......................................    (S) 3.18(h)
IRS.........................................................    (S) 3.11(a)
knowledge...................................................    (S) 10.03(d)
Law.........................................................    (S) 3.05(a)
Licenses....................................................    (S) 3.18(h)
Liens.......................................................    (S) 3.17(b)
Loss........................................................    (S) 9.02(b)
JP Morgan...................................................    (S) 3.26
Material Adverse Effect.....................................    (S) 10.03(e)
Merger......................................................    Recitals
Merger Consideration........................................    (S) 2.01(a)
Merger Sub..................................................    Preamble
Multiemployer Plan..........................................    (S) 3.11(b)
Multiple Employer Plan......................................    (S) 3.11(b)
NASDAQ......................................................    (S) 3.05(b)

Note........................................................    (S) 2.07(a)(i)
Optionee....................................................    (S) 2.06(a)
Order.......................................................    (S) 7.01(b)
OTS.........................................................    (S) 3.05(b)
Parent......................................................    Preamble
Parent Indemnified Parties..................................    (S) 9.02(a)
Payor.......................................................    (S) 3.15
Paying Agent................................................    (S) 2.04(a)
person......................................................    (S) 10.03(f)
Principal Stockholder.......................................    Preamble
Proxy Statement.............................................    (S) 6.01(a)
Representatives.............................................    (S) 6.03(a)
Required Consents...........................................    (S) 3.05(b)
SEC.........................................................    (S) 3.07(a)
Securities Act..............................................    (S) 3.05(b)
Software....................................................    (S) 3.18(h)
subsidiary or subsidiaries..................................    (S) 10.03(g)
Superior Proposal...........................................    (S) 6.04(c)
Surviving Corporation.......................................    (S) 1.01
Taxes.......................................................    (S) 3.20
Third Party Provisions......................................    (S) 10.02
TSE.........................................................    (S) 3.05(b)
U.S. GAAP...................................................    (S) 3.07(b)
Voting Agreement............................................    Recitals
Warrants....................................................    (S) 10.03(h)
Year 2000 Compliant.........................................    (S) 3.19

          AGREEMENT AND PLAN OF MERGER dated as of February 4, 2000 (this "Agreement") among BCE EMERGIS INC., a corporation organized under the laws of
 ---------
Canada ("Parent"), JETCO INC., a Delaware corporation and a wholly owned
         ------
subsidiary of Parent ("Merger Sub"), UNITED PAYORS & UNITED PROVIDERS, INC., a
                       ----------
Delaware corporation (the "Company"), and THOMAS L. BLAIR (the "Principal
                           -------                              ---------
Stockholder").
-----------

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger") in accordance with the
                                              ------
General Corporation Law of the State of Delaware (the "DGCL") and upon the terms
                                                       ----
and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), other than shares of Company Common Stock owned by
  --------------------
Parent, Merger Sub or the Company, and other than Dissenting Shares (as defined in Section 2.02 below), will be converted into the right to receive $27.00 per share of Company Common Stock, without interest thereon, as provided for herein;

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and the Principal Stockholder, along with certain other stockholders of the Company, are entering into a voting agreement (the "Voting Agreement") pursuant to which such stockholders agree to vote to approve
-----------------
the Merger and adopt this Agreement, and to take certain other actions in furtherance of the Merger upon the terms and subject to the conditions set forth in the Voting Agreement;

          WHEREAS, certain executive officers (the "Executive Employees")
                                                    -------------------
continue to be employed by the Company and the Company has executed employment agreements with each of the Executive Employees and has executed a consulting agreement with the Principal Stockholder (such employment agreements and consulting agreement being, collectively, the "Executive Agreements"); and
                                               --------------------

          WHEREAS, the Principal Stockholder has agreed to indemnify Parent and Merger Sub in respect of certain matters and has agreed to purchase all of the Company's right, title and interest in and to the Company Bank (as defined herein), in each case as provided for herein;

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

          SECTION 1.01.  The Merger.  Upon the terms and subject to the
                         ----------
conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). Following the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and
                            ---------------------
assume all the rights and obligations of the Company in accordance with the DGCL.

          SECTION 1.02.  Closing.  The closing of the Merger (the "Closing")
                         -------                                   -------
shall take place at 10:00 a.m. (New York time) at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York on a date to be specified by the parties hereto (the "Closing Date"), which shall be no later than the second
                         ------------
business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, date or place is agreed to by the parties hereto.

          SECTION 1.03.  Effective Time.  Subject to the provisions of this
                         --------------
Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") with the
                                         ---------------------
Secretary of State of the State of Delaware executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required by applicable law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later date or time as is agreed upon by the parties and specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").
---------------

          SECTION 1.04.  Effects of the Merger.  The Merger shall have the
                         ---------------------
effects as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 1.05.  Certificate of Incorporation and By-Laws of the
                         -----------------------------------------------
Surviving Corporation.  (a)  At the Effective Time,  the Certificate of
---------------------
Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended, subject to Section 6.05(a), as provided by law and such Certificate of Incorporation; provided, however, that, at the Effective
                                   --------  -------
Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is United Payors & United Providers, Inc."

          (b) Unless otherwise determined by Parent prior to the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

          SECTION 1.06.  Directors and Officers of the Surviving Corporation.
                         ---------------------------------------------------
(a) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their successors are duly elected and qualified, as the case may be.

          (b) The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                  ARTICLE II

                CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

          SECTION 2.01.  Conversion of Company Common Stock.  At the Effective
                         ----------------------------------
Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

          (a) Conversion of Company Common Stock.  Subject to Section 2.02 and
     Section 2.04(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled pursuant to Section 2.01(b)) shall be automatically converted into the right to receive $27.00 in cash, without interest thereon (the "Merger Consideration"). As of the Effective Time,
                            --------------------
     all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or held in the treasury of the Company or any Subsidiary of the Company shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (c) Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          SECTION 2.02.  Dissenting Shares.  Notwithstanding any provision of
                         -----------------
this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to
 -----------------
receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of such section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under such section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.04, of the certificate or certificates that formerly evidenced such shares. The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

          SECTION 2.03.  Anti-Dilution Provisions.  Subject to the terms and
                         ------------------------
conditions of this Agreement, in the event the Company changes the number of shares of Company Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, redenomination of share capital or other similar transaction, the Merger Consideration shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, reclassification, redenomination of share capital or other similar transaction.

          SECTION 2.04.  Surrender of Shares.  (a)  Prior to the Effective Time,
                         -------------------
Merger Sub shall designate a bank or trust company to act as agent (the "Paying
                                                                         ------
Agent") for the holders of shares of Company Common Stock to receive the funds
-----
to which such holders shall become entitled pursuant to Section 2.01(a). On or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent, for the benefit of the holders of shares of Company Common Stock for payment in accordance with this Article II through the Paying Agent, cash required to pay the aggregate Merger Consideration. Such funds shall be invested by the Paying Agent as directed by Parent.

          (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of shares of Company Common Stock entitled to receive the Merger Consideration pursuant to

Section 2.01(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares of Company Common Stock (the "Certificates") shall pass,
                                                     ------------
only upon proper delivery of the Certificates to the Paying Agent), which shall be in customary form and shall have such other conditions as Parent may reasonably specify and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If the payment equal to the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate formerly evidencing shares of Company Common Stock is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer, accompanied by all documents required to effect such transfer and the ownership of such shares by such transferor and evidence that all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered have been paid, or shall have established to the satisfaction of Merger Sub that such taxes either have been paid or are not applicable.

          (c) No Further Rights in Company Common Stock.  The Merger
              -----------------------------------------
Consideration paid upon conversion of the shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

          (d) Return of Funds.  At any time following the sixth month after the
              ---------------
Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of shares of Company Common Stock (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Law) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them.

          (e) No Liability.  Neither Parent nor the Surviving Corporation shall
              ------------
be liable to any holder of shares of Company Common Stock in respect of any Merger Consideration that is delivered to a public official pursuant to any abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to six months after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05(b)), any such Merger Consideration, to the extent permitted by applicable Law, will become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (f) Withholding.  Each of the Surviving Corporation, Parent and the
              -----------
Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold under the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or any provision of
                                                     ----
any state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding were made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

          (g) Lost Certificates.  If any Certificate shall have been lost,
              -----------------
stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration, without any interest thereon.

          SECTION 2.05.  Stock Transfer Books.  At the Effective Time, the stock
                         --------------------
transfer books of the Company shall be closed and, thereafter, there shall be no further registration of transfers of shares of Company Common Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided in this Agreement or by Law.

          SECTION 2.06.  Company Stock Options.  (a)  At the Effective Time, all
                         ---------------------
outstanding stock options (the "Company Stock Options") issued under the
                                ---------------------
Company's 1996 Stock Option Plan (the "Company Stock Option Plan") shall become
                                       -------------------------
vested according to the terms of the Company Stock Option Plan and, at the Effective Time, for each Company Stock Option, the holder of each such Company Stock Option (an "Optionee") shall be entitled to receive, and shall receive, in
                  --------
settlement and cancellation thereof, an amount of cash equal to the product of
(A) the difference between the Merger Consideration and the exercise price of each Company Stock Option, and (B) the number of shares of Company Common Stock covered by such Company Stock Option, which payment shall be made to each Optionee as soon as practicable after the Effective Time. As of the Effective Time, the Company shall cause the Company Stock Option Plan to terminate. In the event any Optionee exercises any Company Stock Option prior to the Effective Time, the Company shall deposit and preserve the proceeds from the exercise of any such Company Stock Option in a separate bank account to be established by the Company.

          (b) Employee Stock Purchase Plan.  The Company's 1996 Employee Stock
              ----------------------------
Purchase Plan, as amended (the "ESPP"), will continue in effect according to its
                                ----
terms until the end of the "offering period" (as such term is defined in the ESPP) ending on March 31, 2000, on which date the Company shall terminate the ESPP and cease making any payroll deductions in connection with the ESPP.

          SECTION 2.07.  Company Warrants.  (a)  At the Effective Time, the
                         ----------------
holder of each Warrant (as defined in Section 10.03(a)) shall be entitled to receive, and shall receive, in settlement and cancellation thereof, an amount of cash equal to the product of (A) the difference between the Merger Consideration and the exercise price of each such Warrant, and (B) the number of shares of Company Common Stock covered by such Warrant, which payment shall be made to each such Warrant holder as soon as practicable after the Effective Time. In the event, any holder of a Warrant exercises such Warrant prior to the Effective Time, the Company shall deposit and preserve the proceeds from the exercise of any such Warrant in the bank account to be established by the Company pursuant to Section 2.06(a).

          SECTION 2.08.  Application of Certain Amounts  of the Principal
                         ------------------------------------------------
Stockholder's Merger Consideration.
----------------------------------

          (a) The aggregate amount of Merger Consideration the Principal Stockholder would be entitled to receive pursuant to Section 2.01(a) in respect of shares of Company Common Stock held by the Principal Stockholder at the Effective Time which shall be paid to the Principal Stockholder in accordance with the other provisions of this Article shall be reduced by the following amounts (such amounts referred to in clauses (i) through (iii) of Section 2.08(a) being referred to collectively as the "Adjustment Amounts"):
                                               ------------------

          (i) Subject to any claim Parent may have under the secured promissory note that the Principal Stockholder shall issue to Parent or its designee on or before the Effective Time (the "Note") on the collateral
                                                    ----
     represented by such amount, $5,000,000 shall be retained by Parent, to be released to the Principal Stockholder in accordance with the terms of the consulting agreement executed by the Company and the Principal Stockholder upon the achievement of the goals of the business plan of the Surviving Corporation to the extent reasonably practicable, which business plan shall be developed by Parent prior to the Effective Date;

          (ii)  $3,000,000, representing the "Indemnity Amount", shall be
                                              ----------------
     retained by Parent and released to the Principal Stockholder in accordance with this Section 2.08 and Article IX; and

          (iii) $2,000,000, representing the "Employee Amount",  shall be
                                              ---------------
     retained by Parent and released to the Principal Shareholder in accordance with this Section 2.08.

          (b) The Adjustment Amounts retained by Parent shall bear interest at the rate of seven percent per annum, to be calculated annually and paid to the Principal Stockholder on the release of the funds, if any, represented by such Adjustment Amounts in accordance with the provisions of this Section 2.08(a); provided, however, that the Principal Stockholder shall only be entitled to
--------  -------
interest on the actual Adjustment Amounts, if any, released to the Principal Stockholder and not on any Adjustment Amounts retained by Parent in accordance with this Section 2.08 and Article IX.

          (c) Subject to any claims Parent may have under the Note on the collateral represented by the Employee Amount, if Edward S. Civera (the "Executive") continues to be employed by the Surviving Corporation on the first
 ---------
year anniversary of the Effective Time, $1,000,000 of the Employee Amount, together with any interest thereon, shall be released by Parent to the Principal Stockholder within five business days of such first year anniversary and if the Executive continues to be employed by the Surviving Corporation on the second year anniversary of the Effective Time, the remaining Employee Amount, together with any interest thereon, shall be released by Parent to the Principal Stockholder within five business days of such second year anniversary; provided,
                                                                       --------
however, in the event the Executive's employment with the Surviving Corporation
-------
is terminated other than for Cause (as defined in the Executive Agreement) or pursuant to a Voluntary Termination (as defined below) at any time prior to the second year anniversary of the Effective Time, the Employee Amount, together with any interest thereon, shall be released by Parent to the Principal Stockholder within five business days of such termination.

          For purposes of this Section 2.08(c), the Executive shall be deemed to continue to be employed by the Surviving Corporation unless: (i) the Executive's employment is terminated for Cause by the Surviving Corporation in accordance with his Executive Agreement or (ii) the Executive's employment is terminated by a "Voluntary Termination" as defined below.
   ---------------------

          Voluntary Termination of employment shall be a termination by the Executive of his employment with the Surviving Corporation, but shall not include any termination as a result of:

          (i)   death or disability;

          (ii)  a termination of employment by the Executive after:

          (A) a change in control of the Surviving Corporation, including a change in control of any entity directly or indirectly controlling the Surviving Corporation (collectively for purposes of the definition or change in control set forth below, the "Surviving Corporation");

          (B) a material adverse reduction in the Executive's responsibilities which causes the Executive's position to become one of lesser status within the Surviving Corporation from the Executive's position with the Surviving Corporation immediately following the Effective Time without his consent;

          (C) a change in the location of the Executive's place of employment of more than 50 miles from Rockville, Maryland without his consent; or

          (D) a material adverse change in the benefits or perquisites payable to the Executive from those provided immediately after the Effective Time, pursuant to his Executive Agreement unless such material adverse change is imposed on employees of the Surviving Corporation generally.

          For purpose of this Section 2.08(c), a change in control shall have occurred if:

                (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Surviving Corporation representing 50% or more of the combined voting power of the Surviving Corporation's then outstanding securities; or

                (ii) during any period of twenty-four consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Surviving Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Surviving Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

                (iii) the stockholders of the Surviving Corporation approve a definitive agreement:

                (A) for the merger or other business combination of the Surviving Corporation with or into another corporation pursuant to which the Surviving Corporation will not survive or will survive only as a subsidiary of another corporation;

                (B) for the sale or other disposition of all or substantially all of the assets of the Surviving Corporation;

                (C) for the merger of another corporation into the Surviving Corporation which survives if, as a result of such merger, less than fifty percent (50%) of the outstanding voting securities of the Surviving Corporation shall be owned in the aggregate immediately after such merger by the owners of the voting shares of the Surviving Corporation outstanding immediately prior to such merger;

                (D) for the liquidation or dissolution of the Surviving Corporation; or

                (E)  any combination of the foregoing.

          (d) Subject to any claims Parent may have under the Note on the collateral represented by the Indemnity Amount and subject further to any reductions of the Indemnity Amount under Article IX, Parent shall release to the Principal Stockholder the Indemnity Amount remaining on deposit with Parent within five business days of the first year anniversary of the Effective Time; provided, however, that if a notice of indemnification has been given to the
--------  -------
Principal Stockholder prior to the end of such period, the Indemnity Amount shall be retained by Parent and not released to the Principal Stockholder, as long as necessary to permit final resolution of such matter.

          (e) On or before the Effective Time, Parent shall, or shall cause its designee to, loan to the Principal Stockholder in immediately available funds, the principal amount of the Note, which Parent and the Principal Stockholder reasonably estimate will be $8,000,000. The Principal Stockholder shall repay the principal amount of the Note, together with interest thereon at the rate of seven percent per annum no later than one year from the issue date of the Note.

                                 ARTICLE  III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Each of the Company and the Principal Stockholder, jointly and severally, hereby represent and warrant to Parent and Merger Sub that:

          SECTION 3.01.  Organization and Qualification; Subsidiaries.  (a)
                         --------------------------------------------
Each of the Company and each subsidiary of the Company (collectively, the "Company Subsidiaries") is a corporation or other legal entity duly organized,
 --------------------
validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 10.03(e)) or prevent or materially delay the consummation of transactions contemplated by this Agreement. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing or good standing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material

Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          (b) Section 3.01(b) of the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company
                                                                 -------
Disclosure Schedule") sets forth a true and complete list of all the Company
-------------------
Subsidiaries and separately identifies all inactive Company Subsidiaries (the

"Inactive Company Subsidiaries").  Except as set forth in Section 3.01 of the
------------------------------
Company Disclosure Schedule, neither the Company nor any Company Subsidiary directly or indirectly owns, or has outstanding contractual obligations to acquire, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          SECTION 3.02.  Certificate of Incorporation and By-Laws.  The Company
                         ----------------------------------------
has heretofore made available to Parent a complete and correct copy of the Certificate of Incorporation and the By-Laws of the Company, each as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws. True and complete copies of all minute books of the Company have been made available by the Company to Parent.

          SECTION 3.03.  Capitalization.  The authorized capital stock of the
                         --------------
Company consists of 35,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred
                                                       -----------------
Stock"). As of February 4, 2000, (a) 19,052,939 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (b) 33,000 shares of Company Common Stock are held in the treasury of the Company, (c) no shares of Company Common Stock are held by the Company Subsidiaries, (d) 1,786,500 shares of Company Common Stock are reserved for future issuance pursuant to outstanding Company Stock Options granted pursuant to the Company Stock Option Plan and (e) 498,000 shares of Company Common Stock are reserved for future issuance pursuant to outstanding Warrants. As of the date hereof, no shares of Company Preferred Stock are issued and outstanding. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. The Company has previously provided Parent with a true and complete list, as of the date hereof, of the prices at which outstanding Company Stock Options may be exercised under the applicable Company Stock Option Plan, the number of Company Stock Options outstanding at each such price, the vesting schedule and the expiration date of the Company Stock Options for each holder thereof. There are no other options, warrants or other rights to acquire Company Common Stock. Except as contained in the Voting Agreement or as set forth in Section 3.03 of the Company Disclosure Schedule, there are no outstanding contractual obligations, securities, warrants or undertakings of any kind of the Company or any Company Subsidiary (A) restricting the transfer of, (B) affecting the voting rights of,
(C) requiring the repurchase, redemption, issuance, sale or disposition of, or containing any right of first refusal with respect to, (D) requiring the registration for sale of, or (E) granting any preemptive or antidilutive right with respect to, any shares of Company Common Stock or any capital stock of, or other equity interests in, any Company Subsidiary. Except as set forth in Section 3.03 of the Company Disclosure Schedule, each outstanding share of capital stock of, or other equity interest in, each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Except as set forth in Section 3.03 of the Company Disclosure Statement, there are no outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

          SECTION 3.04.  Authority Relative to This Agreement.  The Company has
                         ------------------------------------
all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the "Company
                                                              -------
Stockholders' Approval") and the filing of the Certificate of Merger with the
----------------------
Secretary of State of the State of Delaware as required by the DGCL. This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          SECTION 3.05.  No Conflict; Required Filings and Consents.  (a)  The
                         ------------------------------------------
execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate any provision of the Certificate of Incorporation or By-Laws of the Company or any equivalent organizational documents of any Company Subsidiary,
(ii) assuming that all consents, approvals, authorizations and permits described in Section 3.05(b) have been obtained and all filings and notifications described in Section 3.05(b) have been made, conflict with or violate any foreign or domestic law, statute, code, ordinance, rule, regulation, order, injunction, writ, stipulation, award, judgment or decree ("Law") applicable to
                                                           ---
the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) except as set forth in Section 3.05(a) of the Company Disclosure Schedule, require any consent or approval under, result in any breach of, any loss of any benefit under or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit (as defined in Section 3.06(a)) or other instrument or obligation, except, with respect to clauses (ii) and (iii) of this Section 3.05(a), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any foreign or domestic governmental, administrative, judicial or regulatory authority (a "Governmental Entity"), except (i) pursuant to the applicable
              -------------------
requirements of (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (B) the
                                                        -------
statutes, regulations, or ordinances enforced by the Office of Thrift Supervision (the "OTS"), the Board of Governors of the Federal Reserve System
                  ---
(the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), or the
      ---                                                    ----
staff thereof (collectively, the "Bank Regulatory Authorities"), (C) the
                                  ---------------------------
Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the Securities Act of 1933, as
                             ------------
amended, and the rules and regulations promulgated thereunder (the "Securities
                                                                    ----------
Act"), and state securities or "blue sky" laws ("Blue Sky Laws"), (D) the
---                                              -------------
securities laws, rules, regulations and published policy statements applicable in the Province of Quebec, as applied by the Quebec Securities Commission and other Canadian provincial and territorial regulatory authorities (collectively, the "Canadian Securities Laws"), (E) the rules and regulations of the NASDAQ
     ------------------------
National Market System ("NASDAQ") and the Toronto Stock Exchange (the "TSE") and
                         ------                                        ---
(F) the filing and recordation of the Certificate of Merger as required by the DGCL (collectively, the "Required Consents") and (ii) when the failure to obtain
                         -----------------
such consents, approvals, authorizations or permits or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          (c) Except as set forth in Section 3.05(c) of the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries has received any written notification or communication from the Bank Regulatory Authorities
(i) asserting that the Company or any of the Company Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Bank Regulatory Authority enforces, which noncompliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (ii) threatening to revoke any license, franchise, Company Permit or governmental authorization the loss of which would, individually or in the aggregate, have a Material Adverse Effect or (iii) requiring or threatening to require the Company or any of the Company Subsidiaries, or indicating that the Company or any of the Company Subsidiaries may be required, to adopt a board resolution, to enter into a cease and desist order, agreement or memorandum of understanding, or to enter into any other agreement or arrangement restricting or limiting or purporting to restrict or limit in any manner the operations of the Company or any of the Company Subsidiaries, or requiring the Company or any Company Subsidiary to take or refrain from taking any action, including, without limitation, any restriction on or prior notification relating to the payment of dividends (any such notice, communication, board resolution, memorandum, agreement or order described in this clause (iii) of Section 3.05(c) being referred to as a "Bank Regulatory Agreement"), which, individually or in
                        -------------------------
the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.05(c) of the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries has consented to or entered into any Bank Regulatory Agreement which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          SECTION 3.06.  Permits; Compliance With Law.  (a)  Each of the Company
                         ----------------------------
and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties and to carry on its business as it is now being conducted (the "Company Permits"),
                                                            ---------------
and all such Company Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, or the failure to be valid or in full force and effect of, any of the Company Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          (b) Except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) any Company Permits, except in each case for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          SECTION 3.07.  SEC Filings; Financial Statements.  (a)  The Company
                         ---------------------------------
has timely filed all registration statements, prospectuses, forms, reports and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1997 (collectively, the "Company SEC
                 ---                                             -----------
Reports").  As of the respective dates they were filed, (i) the Company SEC
-------
Reports were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report or other document with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles ("U.S.
                                                                         ----
GAAP") applied on a consistent basis throughout the periods indicated (except as
----
may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and each presented or will present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected to be material, individually or in the aggregate). The books and records of the Company and the Company Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements.

          (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications (which have not yet been filed with the SEC but which will be required to be filed) to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

          SECTION 3.08.  Undisclosed Liabilities.  Except as and to the extent
                         -----------------------
specifically disclosed in the Company SEC Reports filed prior to the date of this Agreement or set forth in Section 3.08 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities or obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practice and which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          SECTION 3.09.  Absence of Certain Changes or Events.  Since December
                         ------------------------------------
31, 1998 through the date hereof, except as and to the extent set forth in
Section 3.09 of the Company Disclosure Schedule or specifically disclosed in the Company SEC Reports filed prior to the date of this Agreement, each of the Company and the Company Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any event, occurrence, change or effect that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement or (b) any action taken by the Company or any Company Subsidiary during the period from December 31,

1998 through the date hereof that, if taken during the period from the date hereof through the Effective Time, would constitute a breach of any of clauses
(a) through (p) of Section 5.01.

          SECTION 3.10.  Absence of Litigation.  Except as specifically
                         ---------------------
disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 3.10 of the Company Disclosure Schedule, there is no material litigation, suit, claim, action, proceeding or investigation (an "Action")
                                                                  ------
pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or against any property or asset of the Company or any Company Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction, decree or arbitration ruling, award or other finding which has had or, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          SECTION 3.11.  Employee Benefit Matters.  (a)  Plans and Material
                         ------------------------        ------------------
Documents.  Section 3.11(a) of the Company Disclosure Schedule lists (i) all
---------
employee benefit plans (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option,
                                          -----
stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, consulting, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Company Subsidiary, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under section 4069 of ERISA in the event such plan has been or were to be terminated,
(iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Company or any Company Subsidiary or any of their affiliates and any employee of the Company or any Company Subsidiary relating to a sale of the Company or any Company Subsidiary (collectively, the "Company Benefit Plans"). Each Company Benefit Plan is in
                    ---------------------
writing and, to the knowledge of the Company, the Company has furnished the Parent with a true and complete copy of each Company Benefit Plan and has delivered to Parent a true and complete copy of each material document, if any, prepared in connection with each such Company Benefit Plan, including, without limitation, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most
                                          ---
recently received IRS determination letter for each such Company Benefit Plan and (v) the most recently prepared actuarial report and financial statement in connection with each such Company Benefit Plan. Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Company Subsidiary. Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any other contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

          (b)  Absence of Certain Types of Plans.  None of the Company Benefit
               ---------------------------------
Plans is a multiemployer plan (within the meaning of section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the
              ------------------
meaning of section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under section 4063 or 4064 of ERISA (a

"Multiple Employer Plan").  Except as disclosed in Section 3.11(b) of the
-----------------------
Company Disclosure Schedule, none of the Company Benefit Plans provides for or promises to any current or former employee, consultant, officer or director of the Company or any Company Subsidiary retiree medical, disability or life insurance benefits.

          (c)  Compliance. Except as disclosed in Section 3.11(c) of the Company
               ----------
Disclosure Schedule, to the knowledge of the Company, each Company Benefit Plan is now and always has been operated in all respects in accordance with its terms and the requirements of all applicable laws and regulations and rules promulgated thereunder, including, without limitation, ERISA and the Code. The Company and all Company Subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party with respect to, any Company Benefit Plan. No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, claim or proceeding.

          (d)  Qualification of Certain Plans.  Except as disclosed in Section
               ------------------------------
3.11(d) of the Company Disclosure Schedule, each Company Benefit Plan that is intended to be qualified under section 401(a) or 401(k) of the Code has timely received a favorable determination letter from the IRS, covering all of the provisions applicable to the Company Benefit Plan for which determination letters are currently available, stating that the Company Benefit Plan is so qualified and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under section 501(a) of the Code has received a determination letter from the IRS, stating that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust.

          (e)  Absence of Certain Liabilities.  Neither the Company nor any
               ------------------------------
Company Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA

(other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

          (f)  Plan Contributions and Funding.  All contributions, premiums or
               ------------------------------
payments required to be made with respect to any Company Benefit Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes, no such deduction has been challenged or disallowed by any Governmental Entity and no fact or event exists which could give rise to any such challenge or disallowance.

          (g)  Severance Payments. Except as disclosed in Section 3.11(g) of the
               ------------------
Company Disclosure Schedule, no amounts payable under the Company Benefit Plans solely as a result of the consummation of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code. Except as disclosed in Section 3.11(g) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event,
(i) entitle any current or former employee, officer or director of the Company or any Company Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due any such employee, officer or director, (iii) constitute a "change of control" under any Company Benefit Plan or (iv) accelerate the vesting or the exercisability of any Company Stock Option.

          SECTION 3.12.  Labor Matters.  Except as set forth in Section 3.12 of
                         -------------
the Company Disclosure Schedule, (a) neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company or any Company Subsidiary; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of the Company after due inquiry, threatened between the Company or any Company Subsidiary and any of their employees, and neither the Company nor any Company Subsidiary has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) neither the Company nor any Company Subsidiary has breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Company or any Company Subsidiary under any such agreement or contract that could have a Material Adverse Effect; (d) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any other Governmental Entity nor any current union representation questions involving employees of the Company or any Company Subsidiary that could have a Material Adverse Effect; (e) the Company and all Company Subsidiaries are currently in compliance with all applicable laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Entity, have withheld and paid to the appropriate Governmental Entity or are holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company or any Company Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (f) the Company and all Company Subsidiaries have paid in full to all employees, or adequately accrued for in accordance with U.S. GAAP consistently applied, all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Entity with respect to any persons currently or formerly employed by the Company or any Company Subsidiary; (h) neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company or any Company Subsidiary; and (j) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company or any Company Subsidiary has employed or currently employs any person.

          SECTION 3.13.  Employees of the Company.   Section 3.13 of the Company
                         ------------------------
Disclosure Schedule lists the name, the place of employment, the current annual salary rates (including descriptions of any raises in the preceding twelve months), total Form W-2 compensation for 1999, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in the year ended December 31, 1999 and the current fiscal year; the date of employment and a description of the position of each current salaried employee and officer of the Company.

          SECTION 3.14.  Company Material Contracts.  (a)  Sections 3.14(a)(i)
                         --------------------------
through (xii) of the Company Disclosure Schedule set forth a list of the following types of contracts, agreements (including all amendments thereto), commitments and other instruments to which the Company or any Company Subsidiary is a party (such contracts, agreements, commitments and other instruments as are required to be set forth in Sections 3.14(a)(i) through (x) of the Company Disclosure Schedule, together with all contracts, agreements, commitments and other instruments required to be set forth in Sections 3.11, 3.17 and 3.18 of the Company Disclosure Schedule, being the "Company Material Contracts"):
                                            --------------------------

          (i) each contract, agreement, commitment or other instrument, including, without limitation, each customer and supplier contract which
     (A) is likely to involve consideration of more than $250,000, in the aggregate, during the fiscal years ending

     December 31, 1999 and December 31, 2000 or (B) is likely to involve consideration of more than $1,000,000, in the aggregate, over the remaining term of such contract, and which, in either case, cannot be canceled by the Company or any Company Subsidiary without penalty or further payment and without more than 60 days' notice;

          (ii) all contracts, agreements, commitments and instruments relating to indebtedness for borrowed money;

          (iii) all contracts, agreements, commitments and instruments that would be required to be listed as an exhibit to the Company's Annual Report on Form 10-K under the rules and regulations of the SEC and which were not listed in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and any contracts that would be required to be so listed but for the exception with respect to contracts made in the ordinary course of business;

          (iv) all contracts, agreements, commitments and instruments that obligate the Company or any Company Subsidiary to make any payments or issue or pay in excess of $100,000 to any employee or consultant or make any payments or issue or pay anything of value to any affiliate, director or officer;

          (v) all contracts, agreements, commitments and instruments relating to any obligation to engage in a merger, consolidation, business combination, share exchange or business acquisition, or for the purchase or sale of any assets of the Company or any of the Company Subsidiaries other than in the ordinary course of business consistent with past practice;

          (vi)      all contracts, agreements, commitments and instruments that
     (A) provide for the Company or any Company Subsidiary to be the exclusive provider of any product or service to any person in any geographic area or during any period of time; (B) limit or purport to limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person in any geographic area or during any period of time; or (C) would, after the Effective Time, limit or otherwise restrict Parent or any subsidiary or affiliate of Parent from engaging or competing in any line of business or in any geographical area;

          (vii) all contracts, agreements, commitments and instruments that include any indemnification, contribution or support obligations in an amount which would reasonably be expected to exceed $100,000, or which in the aggregate would reasonably be expected to exceed $500,000;

          (viii) all contracts, agreements, commitments and instruments that obligate capital expenditures involving total payments of more than $250,000;

          (ix) all contracts, agreements, commitments and instruments that obligate the Company or any Company Subsidiary to issue or sell any capital stock; and

          (x) other than provider contracts, all contracts and agreements with any Governmental Entity to which the Company or any Company Subsidiary is a party.

          (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Company Material Contract is a legal, valid and binding agreement in full force and effect, and none of the Company Material Contracts is in default by its terms or has been canceled by the other party and no event has occurred that with notice or lapse of time or both would constitute a default; (ii) to the Company's knowledge, no other party is in breach or violation of, or default under, any Company Material Contract; and (iii) no Company or Company Subsidiary is in receipt of any claim of default under any such agreement. The Company has furnished or made available to Parent true and complete copies of all Company Material Contracts, including any amendments thereto.

          SECTION 3.15.  Customers.  Section 3.15 of the Company Disclosure
                         ---------
Schedule contains a list of the top 20 Payors (as defined below) sorted by 1999 revenue, during the years ended December 31, 1998 and 1999, together with the amounts of revenues from each such customer or client during such years. The Company is not aware of any facts indicating that any of these Payors or any other material customers or clients intend to cease doing business with the Company or any Company Subsidiary or that the Company will incur a material reduction in the amount of the aggregate revenues derived from its top 20 Payors doing business with the Company and the Company Subsidiaries. "Payor" means any
                                                                -----
insurance company, health maintenance organization, preferred provider organization, independent practice association or other Person to whom medical claims or encounters are submitted.

          SECTION 3.16.  Environmental Matters.  Except as described in Section
                         ---------------------
3.16 of the Company Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the Company and the Company Subsidiaries have not violated and are not in violation of any Environmental Law (as defined below); (b) none of the properties currently or formerly owned, leased or operated by the Company and the Company Subsidiaries (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance (as defined below); (c) the Company and the Company Subsidiaries are not actually, potentially or allegedly liable for any off-site contamination by Hazardous Substances; (d) the Company and the Company Subsidiaries are not actually, potentially or allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (e) the Company and the Company Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); (f) the Company and the Company Subsidiaries are in
  ---------------------
compliance with their Environmental Permits; and (g) neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of

Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit.

          "Environmental Law" means any federal, state, local or foreign law (A)
           -----------------
relating to releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) relating to the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution or protection of the environment, health, safety or natural resources.

          "Hazardous Substances" means (i) those substances defined in or
           --------------------
regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof;
(iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any federal, state, local or foreign Governmental Entity pursuant to any Environmental Law.

          SECTION 3.17.  Title to Properties; Absence of Liens and Encumbrances.
                         -------------------------------------------------------
(a) Section 3.17(a)(i) of the Company Disclosure Schedule lists the real property interests owned by the Company and the Company Subsidiaries. Section 3.17(a)(ii) of the Company Disclosure Schedule lists all real property leases to which the Company or any Company Subsidiary is a party, and each amendment thereto, that provide for annual payments in excess of $250,000. Other than the owned real property identified in Section 3.17(a)(i) of the Company Disclosure Schedule and leaseholds created under the real property leases identified in
Section 3.17(a) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have no ownership or leasehold interest in any real property.

          (b) Each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens"), except for Liens imposed by Law in respect of obligations not yet
  -----
due, which are owed in respect of taxes or which otherwise are owed to carriers, warehousepersons or laborers, except as reflected in the financial statements contained in the Company SEC Reports and except for such Liens or other imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present or contemplated use, of the property subject thereto or affected thereby.

          SECTION 3.18.  Intellectual Property.  (a)  Section 3.18 of the
                         ---------------------
Company Disclosure Schedule sets forth a true and complete list of all (i) patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications and domain names included in the Company Owned Intellectual Property, (ii) Company Software,
(iii) Licenses, other than licenses of commercial off-the-shelf, shrink-wrap or click-wrap computer software, and (iv) other material Intellectual Property included in the Company Owned Intellectual Property. Except as set forth in
Section 3.18 of the Company Disclosure Schedule, the Company and the Company Subsidiaries have not granted any license or other rights to any third party with respect to the Company Owned Intellectual Property or the Company Licensed Intellectual Property.

          (b) The Company Owned Intellectual Property and the Company Licensed Intellectual Property include all of the Intellectual Property used in the ordinary day-to-day conduct of the business of the Company and the Company Subsidiaries, and there are no other items of Intellectual Property that are material to the conduct of such business. The Company and the Company Subsidiaries are entitled to use the Company Owned Intellectual Property and the Company Licensed Intellectual Property without limitation, subject only to the terms of the Licenses.

          (c) The Company or a Company Subsidiary is the exclusive owner of the entire and unencumbered right, title and interest in and to each item of the Company Owned Intellectual Property.

          (d) The Company Owned Intellectual Property and the Company Licensed Intellectual Property are subsisting, valid and enforceable, and have not been adjudged invalid or unenforceable in whole or in part. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Company Owned Intellectual Property or the Company Licensed Intellectual Property.

          (e) The operation of the business of the Company and the Company Subsidiaries as currently conducted or as contemplated to be conducted by the Company and the Company Subsidiaries, including services provided by, processes used by, or products manufactured, created, developed or sold by the Company and the Company Subsidiaries, the use of the Company Owned Intellectual Property and Company Licensed Intellectual Property in connection therewith and the Company and the Company Subsidiaries' transmission, use, linking and other practices related to its web sites, the content thereof and data do not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party or Law; and no Actions have been asserted, are pending or have been threatened against the Company or a Company subsidiary (i) alleging any of the foregoing, (ii) based upon, challenging, seeking to deny or restrict the use by the Company or any Company Subsidiary of any of the Company Owned Intellectual Property or the Company Licensed Intellectual Property, or (iii) alleging that the Licenses are in conflict with the terms of any license or other agreement. No third party is engaging in any activity that infringes, misappropriates or otherwise violates the Company Owned Intellectual Property or the Company Licensed Intellectual Property.

          (f) The Company and the Company Subsidiaries have delivered or made available to Parent true and complete copies of all the agreements included in the Licenses, other than licenses of commercial off-the-shelf, shrink-wrap or click-wrap computer software. With respect to each such agreement:

                    (i) such agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties with respect to the subject matter of such agreement, and no party to such agreement has made any oral promises or agreements amending, modifying or supplementing such agreements;

                    (ii) such agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such agreement or otherwise give the other party to such agreement a right to terminate, materially modify or accelerate such agreement;

                    (iii)  neither the Company nor any Company Subsidiary has
          (A) received any notice of termination or cancellation under such agreement, (B) received any notice of breach or default under such agreement, which breach has not been cured, or (C) granted to any other third party any rights, adverse or otherwise, under such agreement that would constitute a breach of such agreement; and

                    (iv) neither the Company or any Company subsidiary, nor, to the Company or any Company Subsidiary's knowledge, after due inquiry, any other party to such agreement, is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such agreement.

          (g) The Company Software is free of all viruses, worms, trojan horses and other material known contaminants, and does not contain any bugs, errors, or problems of a material nature that disrupt its operation or have a materially adverse impact on the operation of other software programs or operating systems. The Company and Company Subsidiaries have the right to use all software development tools, library functions, compilers, and other third party software that is material to the business of the Company and Company Subsidiaries, or that is required to operate or modify the Company Software.

          (h) The Company and the Company Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of their trade secrets and other confidential Intellectual Property. To the knowledge of the Company and the Company Subsidiaries (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of the Company or the Company Subsidiaries by any person, and (ii) no employee, independent contractor or agent of the Company or the Company Subsidiaries has misappropriated any trade secrets of any other person in the course of such performance as an employee, independent contractor or agent; and (iii) no employee, independent contractor or agent of the Company or the Company Subsidiaries is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

          "Intellectual Property" means (i) patents, patent applications and
           ---------------------
statutory invention registrations, (ii) trademarks, service marks, domain names, trade dress, logos, and other source identifiers, including registrations and applications for registration thereof, (iii) copyrights and copyrightable works, including registrations and applications for registration thereof, (iv) Software, (v) confidential and proprietary information, including trade secrets, know-how, customer lists, confidential marketing and customer information, and
(vi) intangible property protected by the rights of privacy, person, publicity and endorsement in any jurisdiction.

          "Company Licensed Intellectual Property" means all Intellectual
           --------------------------------------
Property licensed to the Company or any of the Company Subsidiaries by a third party pursuant to the Licenses.

          "Company Owned Intellectual Property" means all Intellectual Property
           -----------------------------------
owned by the Company or any of the Company Subsidiaries.

          "Company Software" means all Software (i) material to the operation of
           ----------------
the business of the Company and the Company Subsidiaries or (ii) manufactured, distributed, sold, licensed or marketed by the Company or any Company Subsidiary.

          "Licenses" mean all agreements, whether express or implied, and all
           --------
rights and obligations deriving therefrom, governing (i) licenses of Intellectual Property by the Company or any Company Subsidiary to third parties,
(ii) licenses of Intellectual Property by third parties to the Company or any Company Subsidiary, and (iii) the rights between the Company or any Company Subsidiary and third parties relating to the development or use of Intellectual Property.

          "Software" means computer software, programs, data, databases in any
           --------
form, files, applications, including Internet web sites, including content thereof and all links and advertisements contained therein, source code, object code, operating systems, specifications, database management code, data formats, utilities, graphical user interfaces, methods of processing, software engines, platforms, encryption keys and other security features, all versions, conversions, updates, patches, corrections, enhancements and modifications thereof and all related documentation, developer notes, comments and annotations.

          SECTION 3.19.  Year 2000 Compliance.  Except as would not,
                         --------------------
individually or in the aggregate, have a Material Adverse Effect, all Company Systems are Year 2000 Compliant. For purposes hereof, "Company Systems" shall
                                                        ---------------
mean all computer hardware, software, Company Software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company and the Company Subsidiaries, and/or material to or necessary for the Company and the Company Subsidiaries to carry on their businesses as currently conducted. For purposes hereof, "Year 2000 Compliant" means that the Company Systems provide
         -------------------
uninterrupted millennium functionality in that the Company Systems will record, store, process and present calendar dates falling on or after January 1, 2000 (including, without limitation, February 29, 2000 and all other intercalary dates occurring after the year 2000), in the same manner and with the same accuracy and functionality as the Company Systems record, store, process, and present calendar dates falling on or before December 31, 1999.

          SECTION 3.20.  Taxes.  Except as set forth in Section 3.20 of the
                         -----
Company Disclosure Schedule, (a) the Company and each of the Company Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries, (b) all Taxes that are due prior to the Effective Time have been paid or will be paid, (c) no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries, (d) the Company and each of the Company Subsidiaries have provided adequate reserves in their financial statements in accordance with U.S. GAAP for any Taxes that have not been paid, whether or not shown as being due on any returns, (e) neither the Company nor any of the Company Subsidiaries has any income reportable for a Taxable period ending after the date on which the Effective Time occurs that is attributable to an activity or a transaction occurring in or a change in accounting method made for a period ending on or prior to the date on which the Effective Time occurs, including, without limitation, any adjustment pursuant to section 481 of the Code and (f) neither the Company nor any of the Company Subsidiaries has made an election under section 341(f) of the Code. As used in this Agreement, "Taxes" shall mean
                                                               -----
any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation (i) taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; (ii) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; (iii) license, registration and documentation fees; and
(iv) customers' duties, tariffs and similar charges.

          SECTION 3.21.  Insurance.  (a)  Section 3.21(a) of the Company
                         ---------
Disclosure Schedule sets forth, with respect to each insurance policy under which the Company or any Company Subsidiary has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past two years, (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium charged. All material insurable risks of the Company and the Company Subsidiaries in respect of the businesses of each are covered by such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the businesses and operations in which the Company and the Company Subsidiaries are engaged.

          (b) With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

          (c) At no time subsequent to January 1, 1997 has the Company or any Company Subsidiary (i) been denied any insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or (iii) received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in Section 3.21(a) of the Company Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect.

          SECTION 3.22.  Affiliate Transactions.  Except as disclosed in Section
                         ----------------------
3.22 of the Company Disclosure Schedule, there are no contracts, commitments, agreements, arrangements or other transactions between the Company or any of the Company Subsidiaries, on the one hand, and any (i) officer or director of the Company or any of the Company Subsidiaries, (ii) record or beneficial owner of 5% or more of the voting securities of the Company or (iii) affiliate (as such term is defined in regulation 12b-2 under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

          SECTION 3.23.  Managed Care Matters.  Except as described in Section
                         --------------------
3.23 of the Company Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the Company and the Company Subsidiaries have not been and are not subject to any federal or state laws pertaining to entities which deliver health care or managed care and related administrative operations, including, without limitation (i) the federal Fraud and Abuse Statute set forth in 42 U.S.C.A. 1320a-7b(b) or similar state laws, (ii) the federal False Claims Act set forth in 42 U.S.C.A. 1320a-7b or similar state laws, (iii) state corporate practice of medicine laws, and (iv) state "any willing provider" laws;
(b) the Company and the Company Subsidiaries have not contracted with any health care providers who have violated or are in violation of state licensing or credentialing laws; (c) the Company and the Company Subsidiaries are in compliance with all applicable (i) state utilization review laws and (ii) state medical privacy laws; and (d) the Company and the Company Subsidiaries are not fiduciaries as such term is defined in Section 404 of ERISA, applicable Department of Labor regulations and relevant caselaw with respect to the provision of any services to ERISA welfare plans and are not subject to Sections 404 or 406 of ERISA.

          SECTION 3.24.  State Takeover Statutes.  (a)  Except for section 203
                         -----------------------
of the DGCL, no "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation is applicable, by reason of the Company's being a party to the Merger or this Agreement or the transactions contemplated hereby or thereby or by reason of the execution by certain stockholders of the Voting Agreement and the transactions contemplated thereby. Neither the Company nor any of the Company Subsidiaries is a party to any "stockholder rights" plan or any similar anti-takeover plan or device.

          (b) Prior to the time this Agreement was executed, the Board of Directors of the Company has taken all action necessary, if any, to exempt under or make not subject to section 203 of the DGCL (i) the execution of this Agreement, (ii) the Merger and (iii) the other transactions contemplated hereby and by the Voting Agreement.

          SECTION 3.25.  Board Approval; Vote Required.  The Board of Directors
                         -----------------------------
of the Company, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way on or prior to the date hereof (the "Company Board Approval"), has duly (i) determined
                               ----------------------
that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger, and determined that the execution, delivery and performance of this Agreement is advisable and (iii) recommended that the stockholders of the Company approve the Merger and adopt this Agreement and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Company's stockholders at a meeting of the Company's stockholders (the "Company
                                                              -------
Stockholders' Meeting").
---------------------

          SECTION 3.26.  Opinion of Financial Advisor.  The Company has received
                         ----------------------------
the written opinion of J.P. Morgan & Company Inc. ("JP Morgan") dated the date
                                                    ---------
of this Agreement to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to Parent.

          SECTION 3.27.  Brokers.  No broker, finder or investment banker (other
                         -------
than Morgan Stanley) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to Parent a complete and correct copy of all agreements between the Company and JP

Morgan pursuant to which JP Morgan would be entitled to any payment relating to the Merger or any other transactions.


                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
            -------------------------------------------------------

          Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

          SECTION 4.01.  Organization and Qualification; Subsidiaries.  Parent
                         --------------------------------------------
is a corporation duly organized and validly existing under the laws of Canada, Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of Parent and Merger Sub has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          SECTION 4.02.  Authority Relative to This Agreement.  Each of Parent
                         ------------------------------------
and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Voting Agreement, to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated by this Agreement and the Voting Agreement. The execution and delivery of each of this Agreement and the Voting Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement and the Voting Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement other than, with respect to the Merger, the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL. Each of this Agreement and the Voting Agreement has been duly authorized and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

          SECTION 4.03.  No Conflict; Required Filings and Consents.  (a)  The
                         ------------------------------------------
execution and delivery of this Agreement by each of Parent and Merger Sub and of the Voting Agreement by Parent do not, and the performance of this Agreement and the Voting Agreement by Parent will not, (i) conflict with or violate any provision of the Articles of Incorporation or By-Laws of Parent, the Certificate of Incorporation or By-Laws of Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.03(b) have been obtained and all filings and notifications described in Section 4.03(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iii) require any consent or approval under, result in any breach of, any loss of any benefit under or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii) of this Section 4.03(a), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by each of Parent and Merger Sub and of the Voting Agreement by Parent do not, and the performance of this Agreement by each of Parent and Merger Sub and of the Voting Agreement by Parent will not require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity, except (i) for the Required Consents and (ii) when the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          SECTION 4.04.  Financing.  Parent has, or shall have, sufficient funds
                         ---------
to cause Merger Sub to pay the aggregate Merger Consideration in connection with the Merger and consummate the Merger and has previously made available to the Company commitment letters from its lenders in respect thereof.


                                   ARTICLE V

                   CONDUCT OF BUSINESSES PENDING THE MERGER
                   ----------------------------------------

          SECTION 5.01.  Conduct of Business by the Company Pending the Merger.
                         -----------------------------------------------------
The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as specifically permitted by any other provision of this Agreement, unless Parent shall otherwise agree in writing, the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice, and the Company shall use its reasonable best efforts to preserve substantially intact its business organization, maintain its rights and keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers, licensors, licensees and other persons with which the Company or any Company Subsidiary has significant business relations.

          By way of amplification and not limitation, except as set forth in
Section 5.01 of the Company Disclosure Schedule or as specifically permitted by any other provision of this Agreement, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose to do any of the following without the prior written consent of Parent:

          (a) amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

          (b) (i) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, granting, transfer or encumbrance of, any shares of capital stock of, or other equity interest in, the Company or any Company Subsidiary of any class, or securities convertible into or exchangeable for any shares of such capital stock or other equity interest, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interest or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for (A) the issuance of Company Common Stock upon the exercise, in accordance with their terms, of the Company Stock Options, (B) the issuance of a maximum of 498,000 shares of Company Common Stock issuable pursuant to Warrants, or (C) the issuance of shares of Company Common Stock pursuant to the ESPP, in respect of payroll deductions under the ESPP that occur until the end of the offering period ending on March 31, 2000) or (ii) except in the ordinary course of business consistent with past practice, sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, licensing, guarantee or encumbrance of, any material property or assets of the Company or any Company Subsidiary;

          (c) (i) sell, assign, or grant any security interest in and to any item of the Company Owned Intellectual Property or Company Licensed Intellectual Property, in whole or in part, (ii) grant any licenses with respect to any Company Owned Intellectual Property, other than grants of licenses of Company Software to the customers of the Company and Company Subsidiaries to whom the Company and Company Subsidiaries license such Company Software in the ordinary course of their business, (iii) develop, create or invent any Intellectual Property jointly with any third party, or
     (iv) disclose, or allow to be disclosed, any confidential Company Owned Intellectual Property, unless such Company Owned Intellectual Property is subject to a confidentiality or non-disclosure covenant satisfactory to Parent protecting against disclosure thereof;

          (d) authorize, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or in any other form, with respect to any of its capital stock (other than dividends paid by wholly owned Company Subsidiaries to the Company or to other wholly owned Company Subsidiaries) or enter into any agreement with respect to the voting of its capital stock, other than a distribution contemplated by Section 6.10;

          (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (f) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof of any assets;

          (g) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible to, the obligations of any person, or make any loans, advances or capital contributions to any person;

          (h) enter into any contract that would become a Company Material Contract other than provider and payor contracts in the ordinary course of business, or modify, amend or terminate any Company Material Contract other than modifications, amendments or terminations in the ordinary course of business consistent with past practice;

          (i) make or authorize any capital expenditures, other than capital expenditures reflected in the Company's capital expenditure budget for the fiscal year ending December 31, 2000 previously delivered by the Company to Parent;

          (j) waive any stock repurchase or acceleration rights, amend or change the terms of any options or restricted stock, or reprice options granted under any Company Stock Option Plan or authorize cash payments in exchange for any options granted under any such plans;

          (k) (i) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in accordance with past practice and consistent with current budgets in salaries or wages of officers and employees of the Company or any Company Subsidiary), (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, (iii) take any affirmative action to accelerate the vesting of any stock-based compensation, or (iv) hire or retain any person if such person's aggregate annual compensation is expected to be in excess of $150,000;

          (l) settle any material Action other than any settlement which involves the payment of damages that are not material and does not involve injunctive or other equitable relief;

          (m) make or revoke any material Tax election, adopt or change any method of Tax accounting, settle any material Tax liabilities or take any action with respect to the computation of Taxes or the preparation of Tax returns that is inconsistent with past practice;

          (n) take any action, other than as required by U.S. GAAP or by the SEC, with respect to accounting principles or procedures, including, without limitation, any revaluation of assets;

          (o) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied, except any action permissible under Section 6.04 or other action as may be required by applicable Law; or

          (p) announce an intention to authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

          SECTION 5.02.  Notification of Certain Matters.  Parent shall give
                         -------------------------------
prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery
                                            --------  -------
of any notice pursuant to this Section 5.02 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS
                             ---------------------

          SECTION 6.01.  Proxy Statement.  (a)  As promptly as practicable after
                         ---------------
the execution of this Agreement, Parent and the Company shall prepare and the Company shall file with the SEC a proxy statement (together with all amendments or supplements thereto, the "Proxy Statement") relating to the Company
                             ---------------
Stockholders' Meeting to be held in connection with the Merger. Each of Parent and the Company shall use all reasonable efforts to cause the Proxy Statement to be cleared by the SEC as promptly as practicable after such filing, and the Company shall use all reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Proxy Statement is cleared by the SEC. Subject to Section 6.04(d), the Proxy Statement shall include the Company Board Approval.

          (b) No amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent (such approval not to be unreasonably withheld or delayed). The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          (c) The information supplied by Parent for inclusion in the Proxy Statement shall not at (i) the time the Proxy Statement is cleared by the SEC,
(ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of the Company, (iii) the time of the Company Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any subsidiary of Parent, or any of their respective officers or directors, that should be set forth in an amendment or a supplement to the Proxy Statement should be discovered by Parent, Parent shall promptly inform the Company thereof. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the Exchange Act.

          (d) The information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement is cleared by the SEC, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of the Company, (iii) the time of the Company Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or any of their respective officers or directors, that should be set forth in an amendment or a supplement to the Proxy Statement should be discovered by the Company, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act.

          SECTION 6.02.  Company Stockholders' Meeting.  The Company shall call
                         -----------------------------
and hold the Company Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger and this Agreement and the Company shall use its reasonable best efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which the Proxy Statement is cleared by the SEC. The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Merger and this

Agreement and shall take all other action advisable to secure the vote or consent of stockholders of the Company. Without limiting the generality of the foregoing, the Company agrees that it shall continue to be obligated to call and hold a meeting pursuant to the first sentence of this Section 6.02 even if the withdrawal or modification in any adverse manner of its approval or recommendation of this Agreement is permitted under Section 6.04(d).

          SECTION 6.03.  Access to Information; Confidentiality.  (a)  Except as
                         --------------------------------------
required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or any Company Subsidiary is a party (which the Company shall use reasonable best efforts to cause the counterparty thereto to waive) or pursuant to applicable Law, from the date of this Agreement to the Effective Time, the Company shall (and shall cause its subsidiaries to): (i) provide to Parent (and to the officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (together, "Representatives") of Parent) access, at reasonable times upon prior notice, to
 ---------------
its officers, employees, agents, properties, offices and other facilities and to its books and records; and (ii) furnish promptly to Parent such information concerning its business, properties, contracts, assets, liabilities, personnel and other aspects as Parent or its Representatives may reasonably request.

          (b) Parent shall comply with, and shall cause its Representatives to comply with, all of their obligations under the Confidentiality Agreement dated January 24, 2000 (the "Confidentiality Agreement") between the Company and
                       -------------------------
Parent. All information obtained by Parent pursuant to paragraph (a) above shall be subject to the Confidentiality Agreement.

          SECTION 6.04.  No Solicitation of Transactions.   (a)  Neither the
                         -------------------------------
Company nor any of the Company Subsidiaries shall, directly or indirectly, take (nor shall the Company authorize or permit its Representatives or, to the extent within the Company's control, other affiliates to take) any action to (i) encourage (including by way of furnishing nonpublic information), solicit, initiate or facilitate any Acquisition Proposal (as defined in Section 6.04(c)),
(ii) enter into any letter of intent, term sheet or other agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; provided, however, that if, at any time prior to the
                      --------  -------
obtaining of the Company Stockholders' Approval, the Board of Directors of the Company determines in good faith, based on the advice of outside counsel, that it is necessary to do so to discharge properly its fiduciary duties to stockholders, the Company may, in response to a Superior Proposal (as defined below) and subject to such party's compliance with Section 6.04(b), (A) furnish information with respect to the Company and the Company Subsidiaries to the person making such Superior Proposal pursuant to a customary confidentiality agreement the terms of which are no less favorable to the Company than the terms of the Confidentiality Agreement and (B) participate in discussions with respect to such Superior Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.04(a) by any Representative of the Company shall be deemed to be a breach of this Section 6.04(a) by the

Company. The Company shall cease immediately and cause to be terminated any and all existing discussions or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal and promptly request that all confidential information furnished on behalf of the Company be returned.

          (b) The Company will as promptly as practicable communicate to Parent orally and in writing any inquiry received by it relating to any potential Acquisition Proposal and the material terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such negotiations or discussions being sought to be initiated with it. The Company shall (i) keep Parent fully informed on a prompt basis with respect to any developments with respect to the foregoing and
(ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Acquisition Proposal.

          (c) "Acquisition Proposal" means any offer or proposal concerning any
               --------------------
(i) merger, consolidation, business combination or similar transaction involving the Company, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of the Company or the Company Subsidiaries representing 10% or more of the consolidated assets of the Company and the Company Subsidiaries,
(iii) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities ) of the Company or (iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership of any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the outstanding voting capital stock of the Company. "Superior Proposal" means a bona fide
                                       -----------------
Acquisition Proposal made by a third party which was not solicited by the Company, its subsidiaries, Representatives or other affiliates and which, in the good faith judgment of the Company's Board of Directors, taking into account the various legal, financial and regulatory aspects of the proposal and the person making such proposal, (A) if accepted, is reasonably likely to be consummated, and (B) if consummated, is reasonably likely to result in a transaction that is more favorable to the Company's stockholders, from a financial point of view, than the transactions contemplated by this Agreement.

          (d) Neither the Company nor the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Board of Directors or such committee of the adoption and approval of the Merger and the matters to be considered at the Company Stockholders' Meeting, (ii) other than the Merger, approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) other than the Merger, cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal. Nothing contained in this Section 6.04 shall prohibit the Company (A) from taking and disclosing to its stockholders a position contemplated by rule 14d-9 or rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its stockholders if, in the good faith judgment of its Board of Directors, based on the advice of outside counsel, failure to so disclose would result in a violation of applicable Law, or (B) in the event that a Superior Proposal is made, from withdrawing or modifying its recommendation of the Merger no earlier than two business days following written notice to Parent of its intention to do so, so long as the Company continues to comply with all other provisions of this Agreement, including, without limitation, Section 6.02.

          SECTION 6.05.  Directors' and Officers' Indemnification and Insurance.
                         ------------------------------------------------------
(a) The Certificate of Incorporation of the Surviving Corporation shall contain the provisions that are set forth, as of the date of this Agreement, in Article X of the Certificate of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company.

          (b) The Company shall, to the fullest extent permitted under applicable Law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director or officer of the Company and each Company Subsidiary and each such person who served at the request of the Company or any Company Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable
 -------------------
attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacities as officers or directors, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement).

          (c) For a period of three years after the Effective Time, the Surviving Corporation shall use its reasonable best efforts to maintain in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may
                           --------
substitute therefor policies reasonably satisfactory to the Indemnified Parties of at least the same coverage containing terms and conditions that are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time; provided, however, that in no event shall the
                             --------  -------
Surviving Corporation be required to expend pursuant to this Section 6.05(c) more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be approximately $135,000 per year in the aggregate).

          (d) In the event the Surviving Corporation or any successors thereof
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation honor the indemnification obligations set forth in this Section 6.05.

          SECTION 6.06.  Further Action; Consents; Filings.  (a)  Upon the terms
                         ---------------------------------
and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement that are necessary to obtain the Required Consents; provided,
                                                                    --------
however, that nothing in this Section 6.06(a) shall require Parent to agree to
-------
(x) the imposition of any conditions or (y) the requirement of any divestiture, other than the divestiture of the Baltimore American Savings Bank, F.S.B. (the "Company Bank") in accordance with the terms of the Agreement. The parties
 ------------
hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. Without limiting the generality of the Parent's and the Company's undertakings in Section 6.06(a), Parent, the Principal Stockholder and the Company shall act promptly to obtain the consent of the Bank Regulatory Authorities under any law, rule or regulation enforced or promulgated by such Bank Regulatory Authorities to the transfer and assignment to the Principal Stockholder at the Effective Time of all of the Company's right, title and interest in and to the Company Bank and shall take all other action necessary to effect such transfer.

          (b) (i) The Company shall give any notices to third parties, and use its reasonable best efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) required to be disclosed in the Company Disclosure Schedule or
(C) required to prevent a Material Adverse Effect from occurring prior to or after the Effective Time.

          (ii) In the event that the Company shall fail to obtain any third party consent described in clause (i) above, the Company shall use its reasonable best efforts, and shall take any such actions reasonably requested by Parent, to minimize any adverse effect upon the Company and Parent and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

          (c) From the date of this Agreement until the Effective Time, the Company shall promptly notify Parent in writing of any pending or, to the knowledge of the Company, threatened action, suit, arbitration or other proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into the Merger Consideration pursuant to the Merger, (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limiting the right of Parent or its subsidiaries to own or operate all or any portion of the businesses or assets of the Company or its subsidiaries, or (iii) which could reasonably be expected to have a Material Adverse Effect.

          SECTION 6.07.  Public Announcements.  The initial press release
                         --------------------
relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, each of Parent and the Company shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

          SECTION 6.08.  Certain Employee Benefits Matters.  For a period of one
                         ---------------------------------
year following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide employee benefits that, in the aggregate, are not substantially less favorable than the employee benefit plans, programs, contracts and arrangements of the Company and the Subsidiaries as in effect immediately prior to the Effective Time and that have been disclosed to Parent; provided, however, that, except to the extent required pursuant to Section 2.06,
--------  -------
Parent and the Surviving Corporation shall not be required to provide employee benefits in respect of stock options, stock purchase rights, restricted stock, phantom stock or other stock-based compensation. To the extent that the length of service is relevant for purposes of eligibility, participation or vesting under any employee benefit plan, program or arrangement established or maintained by the Company, employees of the Surviving Company shall be credited with service accrued prior to the Effective Time with the Company and the Company Subsidiaries to the extent such service was recognized by the Company under such plans; provided, however, that such crediting of service shall not
                  --------  -------
operate to duplicate any benefit or the funding of any benefit.

          SECTION 6.09.  HealthExtras Inc.  (a)  At the option of Parent, upon
                         -----------------
notice to the Company and the Principal Stockholder, the Company prior to the Closing shall cause the termination of all contracts, commitments, guarantees, agreements or arrangements (except for the HealthExtras Option (as defined below)) between the Company or any Company Subsidiary and HealthExtras Inc., including, without limitation, the network access contract expiring December 31, 2003 and the administrative services contract expiring December 31, 2001.

          (b) In the event Parent exercises its option pursuant to Section 6.09(a), the Principal Stockholder shall use his best efforts to cause to be terminated prior to the Closing, all such contracts, commitments, guarantees, agreements or other arrangements referred to in Section 6.09(a).

          (c) The Principal Stockholder shall not rescind and hereby waives any right to terminate the option agreement between the Principal Stockholder and the Company, dated October 8, 1999, whereby the Company was granted an option (the "HealthExtras Option") to purchase 4,330,000 shares of HealthExtras Inc.
      -------------------
for an aggregate exercise price of $4,000,000.

          SECTION 6.10.  Sale of the Company Bank.  (a)  Subject to the approval
                         ------------------------
of the Bank Regulatory Authorities, on or prior to the Closing, the Principal Stockholder shall purchase all of the Company's right, title and interest in and to the outstanding capital stock of Quantum Financial Holdings, Inc. and Baltimore American Savings Bank, F.S.B., and the Company shall transfer and assign such interest to the Principal Stockholder (the "Bank Sale") for a
                                                        ---------
purchase price of the greater of $8,400,000 or the book-value of such capital stock at such date to be paid in immediately available funds at Closing. All existing liabilities of the Company Bank shall remain with the Company Bank after the Bank Sale. The Company and the Principal Stockholder agree that each party shall bear its own expenses in connection with the Bank Sale.

          (b) Prior to the Bank Sale, the Company shall, and shall cause each Company Subsidiary to, terminate or repay, as the case may be, all contracts, agreements, commitments or other instruments between such party and the Company Bank, including, without limitation, all contracts, agreements, commitments or other instruments relating to indebtedness for borrowed money, and any indemnification, contribution or support obligations in respect of the Company Bank, but not including normal depository relationships in the ordinary course of business on prevailing terms in the marketplace.

          (c) In the event that the Bank Regulatory Authorities do not approve the Bank Sale, Parent shall cooperate with the Company and the Principal Stockholder to determine alternative means of divesting the Bank from the Company, including, by way of a spin-off, dividend or pro rata distribution of the Bank to the Company's stockholders; provided, however, that Parent shall not
                                        --------  -------
obliged to agree to any such alternative means of divesting the Company Bank, if the Company's expenses under such alternative proposal would reasonably be expected to be greater than the expenses of the Company and the Principal Stockholder pursuant to Section 6.10(a) or the period of time required to effect such alternative proposal would materially delay consummation of the Merger.

          SECTION 6.11.  Inactive Company Subsidiaries.  Prior to the Closing,
                         -----------------------------
the Company shall use it best efforts to dissolve or otherwise terminate the corporate existence of the Inactive Company Subsidiaries and, prior to the Closing, shall inform Parent of the status of such dissolutions.

          SECTION 6.12.  Warrants.  Prior to the Closing, the Company shall
                         --------
cause the holders of the Warrants to consent to receive the cash consideration set forth in Section 2.07.

          SECTION 6.13.  Section 16 Matters.  Prior to the Effective Time,
                         ------------------
Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.


                                  ARTICLE VII

                           CONDITIONS TO THE MERGER

          SECTION 7.01.  Conditions to the Obligations of Each Party.  The
                         -------------------------------------------
respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

          (a) Company Stockholders' Approval.  The Company Stockholders'
              ------------------------------
     Approval shall have been obtained.

          (b) No Order.  No Governmental Entity, nor any court of competent
              --------
     jurisdiction or arbitrator, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, injunction, executive order or award (whether temporary, preliminary or permanent) (collectively, "Order") that is in effect, pending or threatened
                                -----
     and has, or would have, the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or any other transactions contemplated by this Agreement.

          (c) Antitrust Waiting Periods.  Any waiting period (and any extensions
              -------------------------
     thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          SECTION 7.02.  Conditions to the Obligations of Parent and Merger Sub.
                         ------------------------------------------------------
The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
     warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date (provided that any representation or warranty that is
                   --------
     qualified by materiality or Material Adverse Effect shall be true in all respects as of the date hereof and as of the Effective Time, or as of such particular date, as the case may be), and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

          (b) Agreements and Covenants.  The Company shall have performed or
              ------------------------
     complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

          (c) Consents.  All filings required to be made prior to the Closing
              --------
     with, and all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Entities and all consents from third parties under any Company Material Contract or other material agreement, contract, license, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it is bound required as a result of the transactions contemplated by this Agreement shall have been obtained.

          (d) Material Adverse Effect.  There shall have been no circumstance,
              -----------------------
     event, occurrence, change or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect since the date of this Agreement.

          (e) Actions.  No Action shall have been brought and remain pending by
              -------
     any Governmental Entity or other person, entity or group that (i) seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or (ii) would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (f) Executive Agreements.  The Executive Agreements shall be in full
              --------------------
     force and effect.

          (g) First Health Group Litigation.  There shall have been no material
              -----------------------------
     adverse development in the Company's litigation with First Health Group Corporation.

          (h) Divestiture of the Company Bank.  In accordance with all
              -------------------------------
     applicable Law, the Company shall have transferred and assigned or otherwise divested all of its right, title and interest in and to the Company Bank.

          (i) Dissenting Shares.  The aggregate number of Dissenting Shares
              -----------------
     shall constitute less than 15% of all shares of Company Common Stock as of the date of the Company Stockholders' Meeting.

          SECTION 7.03.  Conditions to the Obligations of the Company.  The
                         --------------------------------------------
obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
     warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of the date hereof and as of such date (provided that any representation or
                                             --------
     warranty that is qualified by materiality shall be true in all respects as of the Effective Time, or as of such particular date, as the case may be), and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

          (b) Agreements and Covenants.  Each of Parent and Merger Sub shall
              ------------------------
     have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.


                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          SECTION 8.01.  Termination.  This Agreement may be terminated at any
                         -----------
time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company, as follows:

          (a) by mutual consent of Parent and the Company;

          (b) by either Parent or the Company, if the Effective Time shall not have occurred on or before August 31, 2000; provided, however, that the
                                                 --------  -------
     right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose action or failure to act has caused the failure of the Merger to occur on or before such date;

          (c) by either Parent or the Company, if there shall be any Order of a Governmental Entity which is final and nonappealable preventing the consummation of the Merger; provided that the provisions of this Section
                                 --------
     8.01(c) shall not be available to any party whose failure to fulfill its obligations hereunder shall have been the cause of, or shall have resulted in, such Order;

          (d) by Parent if (i) the Board of Directors of the Company withholds, withdraws, modifies or changes the Company Board Approval in a manner adverse to Parent, or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Superior Proposal or shall have resolved to do so or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Superior Proposal, (iii) the Company shall have failed to include the Company Board Approval in the Proxy Statement, (iv) the Company's Board of Directors fails to reaffirm its recommendation in favor of the approval of the Merger and this Agreement within five business days after Parent requests in writing that such recommendation be reaffirmed, (v) the Company shall have breached its obligations under Section 6.04 or (vi) a tender offer or exchange offer for 20% or more of the outstanding shares of stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

          (e) by either Parent or the Company if this Agreement shall fail to receive the requisite vote for approval at the Company Stockholders' Meeting;

          (f) by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in either Section 7.02(a) or
     (b) would not be satisfied; provided, however, that if such breach is
                                 --------  -------
     curable by the Company through the exercise of its best efforts and for as long as the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this Section 8.01(f); or

          (g) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case in such a way that the conditions set forth in either Section 7.03(a) or (b) would not be satisfied; provided, however, that if such breach is curable by Parent and
                --------  -------
     Merger

     Subsidiary through the exercise of their respective best efforts and for as long as Parent and Merger Subsidiary continue to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(g).

          SECTION 8.02.  Effect of Termination.  Except as provided in Section
                         ---------------------
9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Section 8.05; provided, however, that nothing herein shall relieve any party from liability
--------  -------
for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 8.03.  Amendment.  This Agreement may be amended by the
                         ---------
parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after
                                                   --------  -------
the approval of the Merger and this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended, except by an instrument in writing signed by the parties hereto.

          SECTION 8.04.  Waiver.  At any time prior to the Effective Time, any
                         ------
party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          SECTION 8.05.  Expenses.  (a)  Except as set forth in Section 8.06,
                         --------
all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated. "Expenses", as used in this Agreement, shall include all reasonable out-of-
 --------
pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred or accrued by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of shareholder approvals (including, without limitation, any advertising expenses), any filings relating to the Required Consents or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

          (b) If this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b) or Section 8.01(c) due to the failure to divest the Company Bank in accordance with all Laws by the date of such termination, the Company shall reimburse each of

Parent and Merger Sub (not later than one business day after submission of statements therefor) for all Expenses up to $750,000 in the aggregate; provided
                                                                       --------
that in the event the Company is required to pay the Fee pursuant to Section 8.06(a), the Company may deduct from such Fee any Expenses paid by the Company pursuant to this Section 8.05(b).

          SECTION 8.06.  Fees.  (a)  The Company agrees to pay to Parent (such
                         ----
payment to be made prior to the occurrence of any event described in clause (x) or (y) thereof in the case of termination by the Company pursuant to clause (ii) below or within two business days of a request from Parent in the case of termination by Parent pursuant to clause (i) or (ii) below) a fee equal to $22,000,000 (the "Fee") if:
                  ---

          (i)  Parent terminates this Agreement pursuant to Section 8.01(d); or

          (ii) (A) Parent or the Company terminates this Agreement pursuant to
     Section 8.01(e), (B) prior to the time of such termination an Acquisition Proposal had been made, and (C) on or prior to the twelve month anniversary of the termination of this Agreement the Company or any of its subsidiaries or affiliates (x) enters into an agreement or letter of intent (or if the Company's Board of Directors resolves or announces an intention to do so) with respect to any Acquisition Proposal with any person, entity or group or (y) consummates any transaction pursuant to an Acquisition Proposal with any person, entity or group.

          (b) In the event that the Company shall fail to pay the Fee or any Expenses when due, the Company shall reimburse Parent for all Expenses incurred or accrued by Parent in connection with the collection under and enforcement of this Section 8.06, together with interest on such unpaid Fee and Expenses, commencing on the date that such Fee or Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's Prime Rate, plus 1.00%.


                                  ARTICLE IX

                           SURVIVAL; INDEMNIFICATION
                           -------------------------

          SECTION 9.01.  Survival of Representation and Warranties.  (a)  The
                         -----------------------------------------
representations and warranties of the Principal Stockholder contained in this Agreement shall not be extinguished by the Closing but shall survive for a period of one year following the Closing Date; provided that:
                                               --------

          (i) the representations and warranties contained in Sections 3.01, 3.03, 3.04 and 3.26 shall survive the Closing Date without limitation;

          (ii) the representations and warranties obtained in Section 3.16 shall survive for a period of six years following the Closing Date; and

          (iii) the representations and warranties contained in Section 3.20 shall terminate ninety days following the expiration of the applicable statute of limitations with respect to the assertion of any claim in respect thereof by any Governmental Entity or other party.

          (b) Any indemnification obligation of any party under any representation or warranty set forth in this Agreement will terminate as of the date set forth in Section 9.01(a) for the termination of the applicable representation warranty, except for matters as to which notice is given prior to the end of such period, in which event indemnification shall survive as long as necessary to permit the final resolution of such matter.

          SECTION 9.02.  Indemnification.  (a)  Subject to the limitations set
                         ---------------
forth in Section 9.02(c), the Principal Stockholder shall indemnify, defend and hold harmless Parent, Merger Sub and the Surviving Corporation from and against any and all Losses (as defined below) suffered or incurred by any of Parent, Merger Sub or the Surviving Corporation or any successors or assigns thereof (the "Parent Indemnified Parties") as a result of, or with respect to:
      --------------------------

          (i) any breach or inaccuracy of any representation or warranty of the Principal Stockholder set forth in this Agreement, whether such breach or inaccuracy exists or is made on the date of this Agreement or as of the Closing Date; and

          (ii) any breach of or noncompliance by the Company with any covenant or agreement of the Company contained in this Agreement.

          (b)   "Loss" shall mean any loss, damage, liability, cost or expense
                 ----
including, without limitation, any interest, fine, penalty, criminal or civil judgment or settlement, court costs, reasonable attorneys' and expert witnesses' fees, reasonable accountants' fees, disbursements and expenses, and any indemnification or similar payments required to be made to officers, directors, employees or agents under duly enacted charter provisions or bylaws, board resolutions or undertakings, commitments or other understandings or under applicable corporate law, together with interest thereon from the later of the Closing Date and the date suffered or incurred.

          (c) No amounts of indemnity shall be payable as a result of any claim made pursuant to Section 9.02(a)(i) unless and until the Persons making claims thereunder shall have suffered, incurred, sustained or become subject to indemnifiable Losses in the aggregate in excess of $1,000,000, in which case the Parent Indemnified Parties shall be entitled to recover all Losses incurred, up to and exceeding such amount; and in no event shall the amount of indemnification payable by the Principal Stockholder to the Parent Indemnified Parties for any claims pursuant to Section 9.02(a)(i) exceed $3,000,000. In determining whether any amount of indemnification is payable for any claim made pursuant to Section 9.02(a), any materiality or Material Adverse Effect qualifier in the relevant representation and warranty shall be disregarded.

          SECTION 9.03.  Notice of Claim.  The Parent Indemnified Parties shall
                         ---------------
promptly notify the Principal Stockholder, in writing, of any claim for recovery, specifying in reasonable detail the nature of the Loss, the facts that form the basis of the Loss and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Parent Indemnified Parties shall provide to the Principal Stockholder as promptly as practicable thereafter information and documentation reasonably requested by the Principal Stockholder to support and verify the claim asserted, unless the Parent Indemnified Parties have been advised by counsel that there are no reasonable grounds to assert the joint defense privilege with respect to such information and documentation. A notice of claim furnished by the Parent Indemnified Parties under this Section
9.03 shall also be deemed to constitute timely notice by the Parent Indemnified Parties of any claim that may at any time thereafter be made by any Person claiming entitlement to indemnity under any charter, bylaws or other governing documents or any board resolutions, undertakings, commitments or other understandings, with respect to the state of facts or circumstances which gave rise to the claim by the Parent Indemnified Parties which is the subject of such notice.

          SECTION 9.04.  Defense.  (a)  If the facts pertaining to a Loss arise
                         -------
out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Principal Stockholder may assume the defense or the prosecution thereof by written notice to the Parent Indemnified Parties agreeing to indemnify and defend the Parent Indemnified Parties from and against all indemnifiable Losses under this Article IX arising from such claim; provided that the third party claim seeks only
                            --------
monetary damages and does not seek injunctive or other relief against the Parent Indemnified Parties.

          (b) If the Principal Stockholder agrees to assume the defense and prosecution of such claim, then the Parent Indemnified Parties shall have no further obligation with respect to such claim. In any such case, the Parent Indemnified Parties shall have the right to employ counsel separate from counsel employed by the Principal Stockholder in any such action and to participate therein and the fees and expenses of such counsel employed by the Parent Indemnified Parties shall be at the Principal Stockholders' expense. The Principal Stockholder shall not agree to a settlement of any claim without the Parent Indemnified Parties' prior written consent, which consent shall not be unreasonably withheld in light of the Parent Indemnified Parties' circumstances.

          (c) If the Principal Stockholder shall not assume the defense and prosecution of any such claim, the Parent Indemnified Parties shall keep the Principal Stockholder reasonably informed of the progress of any proceedings relating to such claim and shall consult regularly with the Principal Stockholder with respect thereto and shall not agree to a settlement of such claim without the Principal Stockholder's prior written consent, which consent shall not be unreasonably withheld in light of the Principal Stockholder's circumstances.

          (d) All parties hereto shall cooperate in the defense or prosecution of any third party claim and shall furnish all witnesses and testimony, records, materials and other information, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.


                                   ARTICLE X

                              GENERAL PROVISIONS

          SECTION 10.01.  Notices.  All notices and other communications
                          -------
hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

          if to Parent or Merger Sub:

               BCE Emergis Inc.
               155 Rene-Levesque Boulevard West
               Montreal, Quebec
               H3B 4T3 Canada
               Facsimile No.: (514) 868-2340
               Attention: Corporate Secretary

          with a copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, NY 10022
               Facsimile No.: (212) 848-7179
               Attention: John J. Madden

          if to the Company:

               United Payors & United Providers, Inc.
               2275 Research Boulevard
               Sixth Floor
               Rockville, MD 20850
               Facsimile No.: (301) 921-2400
               Attention: Edward S. Civera

          with a copy to:

               Muldoon, Murphy & Faucette LLP
               5101 Wisconsin Avenue, N.W.
               Washington, DC 20016
               Facsimile No.: (202) 966-9409
               Attention: Thomas Haggerty


          if to the Principal Stockholder:

               Thomas L. Blair
               c/o United Payors & United Providers, Inc.
               2275 Research Boulevard
               Sixth Floor
               Rockville, MD 20850
               Facsimile No.: (301) 921-2400

          SECTION 10.02.  Assignment; Binding Effect; Benefit.  Neither this
                          -----------------------------------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that
                                                        --------  -------
Parent may assign its rights (but not its obligations) to a wholly owned subsidiary of Parent without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 6.05 (the "Third Party
                                                              -----------
Provisions"), nothing in this Agreement, expressed or implied, is intended to
----------
confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

          SECTION 10.03.  Certain Definitions.  For purposes of this Agreement,
                          -------------------
the term:

          (a) "affiliate" of a specified person means a person that, directly or
               ---------
     indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified person;

          (b) "business day" means any day on which both the principal offices
               ------------
     of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in The City of New York;

          (c) "control" (including the terms "controlled by" and "under common
               -------                        -------------       ------------
     control with") means the possession, directly or indirectly or as trustee
     ------------
     or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "knowledge" means the actual knowledge of any executive officer
               ---------
     (determined in accordance with rule 16a-1(f) under the Exchange Act), after due inquiry;

          (e) "Material Adverse Effect" means any circumstance, event,
               -----------------------
     occurrence, change or effect that materially and adversely affects the business, operations, properties, condition (financial or otherwise), assets (tangible or intangible), liabilities (including contingent liabilities) or results of operations of the Company and the Company Subsidiaries taken as a whole;

          (f) "person" means an individual, corporation, partnership, limited
               ------
     partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, or political subdivision, agency or instrumentality of a government;

          (g) "subsidiary" or "subsidiaries" of any person means any
               ----------      ------------
     corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation partnership, joint venture or other legal entity;

          (h) "Warrants" means the warrants to purchase 252,000 shares of
               --------
     Company Common Stock expiring October 24, 2000 and the option to purchase 246,000 shares of Company Common Stock expiring November 20, 2001, at an exercise price of $10.67 and $8.34, respectively, per share of Company Common Stock; and

          (i) "$" or "dollar" means a United States dollar.
               -      ------

          SECTION 10.04.  Severability.  If any term or other provision of this
                          ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

          SECTION 10.05.  Specific Performance.  The parties hereto agree that
                          --------------------
irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          SECTION 10.06.  Governing Law; Forum.  Except to the extent that the
                          --------------------
Merger is mandatorily governed by the DGCL, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law principles. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the United States District Court for the Southern District of New York. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action in relation to this Agreement, the Merger or any of the other transactions contemplated by this Agreement in any court other than the United States District Court for the Southern District of New York.

          SECTION 10.07.  Headings.  The descriptive headings contained in this
                          --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 10.08.  Counterparts.  This Agreement may be executed and
                          ------------
delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 10.09.  Entire Agreement.  This Agreement, the Voting
                          ----------------
Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          SECTION 10.10.  Waiver of Jury Trial.  Each of the parties hereto
                          --------------------
irrevocably and unconditionally waives all right to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof.

          IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed by their officers thereunto duly authorized and the Principal Stockholder has executed this Agreement, in each case as of the date first written above.


                                      BCE EMERGIS INC.


                                      By:  /s/ W. Brian Edwards
                                         -----------------------------
                                         Name:  W. Brian Edwards
                                         Title: President & CEO


                                      JETCO INC.


                                      By:  /s/ Francois Cote
                                         -----------------------------
                                         Name:  Francois Cote
                                         Title: Chairman & President


                                      UNITED PAYORS & UNITED PROVIDERS INC.


                                      By:  /s/ Edward S. Civera
                                         -----------------------------
                                         Name:  Edward S. Civera
                                         Title: Co-CEO & President


                                         /s/ Thomas L. Blair
                                         -----------------------------
                                         THOMAS L. BLAIR

                                                                      APPENDIX B
                           [J.P. MORGAN LETTERHEAD]


February 4, 2000

Board of Directors
United Payors and United Providers
Rockville, MD
Attention: Thomas Blair
Chairman and CEO


Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of United Payors and United Providers, Inc. (the "Company") of the consideration to be paid in connection with the proposed merger (the "Merger") of the Company with a subsidiary of BCE Emergis Inc. (the "Buyer"). Pursuant to the Agreement and Plan of Merger dated as of February 4, 2000 (the "Agreement"), by and among the Company and the Buyer, the Company will merge with a subsidiary of the Buyer, thereby becoming a subsidiary of the Buyer, and each share of common stock, $.01 par value per share, of the Company that is issued and outstanding immediately before the effective time of the Merger (other than certain shares to be canceled pursuant to the Agreement) will be purchased by the Buyer for $27.00 in cash.

In arriving at our opinion, we have reviewed (i) the Agreement; (ii) certain publicly available information concerning the business of the Company and the Buyer and of certain other companies engaged in businesses comparable to those of the Company, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to the Company and the consideration received for such companies; (iv) current and historical market prices of the common stock of the Company; (v) the audited financial statements of the Company for the fiscal year ended December 31, 1998, and the unaudited financial statements of the Company for the period ended September, 30 1999; (vi) certain agreements with respect to outstanding indebtedness or obligations of the Company; (vii) certain internal financial analyses and forecasts prepared by the Company and its management; (viii) the terms of other business combinations that we deemed relevant, and (ix) financing commitment letters from BCE Inc.

In addition, we have held discussions with certain members of the management of the Company and the Buyer with respect to certain aspects of the Merger, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, the effects of the Merger on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Buyer or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.

We have acted as financial advisor to the Company with respect to the proposed Merger and if the proposed Merger is consummated, we will recieve a fee from the Company for our services.

We will receive a fee from the Company for the delivery of this opinion. In the ordinary course of their businesses, J.P. Morgan Securities Inc. and its affiliates may actively trade the debt and equity securities of the Company or the Buyer for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the Company's stockholders in the proposed Merger is fair, from a financial point of view, to the such stockholders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

Very truly yours,

J.P. MORGAN SECURITIES INC.

    By: _________________________
        Name:  Steven C. Crowley
        Title: Managing Director

                                                                      APPENDIX C

                            DELAWARE CODE ANNOTATED

                           8 Del. C. (S) 262 (1999)

                           (S) 262. Appraisal rights


     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264 of
this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
               (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or
               (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection
          (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to (S) 228 or (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                     UNITED PAYORS & UNITED PROVIDERS, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                                 ________, 2000

                            10:00 a.m. Eastern Time

     The undersigned hereby appoints Thomas L. Blair, Edward S. Civera, S. Joseph Bruno and Joseph M. Mott or any one or more of them acting in the absence of the others, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of United Payors & United Providers, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held on _______, 2000, at 10:00 a.m., Eastern Time, at 2275 Research Boulevard, Sixth Floor, Rockville, Maryland 20850, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting, as follows:


                 (Continued and to be signed on reverse side.)

A    [X]  Please mark your votes as in this example.

          The Board of Directors recommends a vote "FOR" the proposal to approve and adopt the merger agreement.

1. Approval and adoption of the Agreement and Plan of Merger among BCE Emergis Inc., Jetco Inc., United Payors & United Providers, Inc. and Thomas L. Blair, dated as of February 4, 2000, pursuant to which Jetco, a wholly owned subsidiary of BCE Emergis Inc., will merge with and into the Company and each share of common stock of the Company, par value at $0.01 per share, will be converted into the right to receive $27.00 in cash, all on and subject to the terms and conditions contained herein.

           FOR                   AGAINST                 ABSTAIN

           [__]                   [__]                    [__]


This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the proposal to approve and adopt the merger agreement. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and of a Proxy Statement dated __________, 2000.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.


                                                     Dated:
------------------------    ------------------------        ______________, 2000
SIGNATURE OF STOCKHOLDER    SIGNATURE OF STOCKHOLDER
                                (if held jointly)


NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.